RULE 206(4)-7 POLICIES AND PROCEDURES

Soundwatch Capital, LLC

Date: October 2022

Soundwatch Capital, LLC

Rule 206(4)-7 Policies and Procedures

ANNUAL ACKNOWLEDGMENT OF THE POLICIES AND PROCEDURES    78

EXHIBITS

SOUNDWATCH CAPITAL, LLC

Rule 206(4)-7 Policies and Procedures
I.PURPOSE
As a Securities and Exchange Commission (the “SEC” or “Commission”) registered investment adviser, Soundwatch Capital, LLC (the “Firm”), is required to maintain policies and procedures as outlined in Rule 206(4)-7 under the Investment Advisers Act of 1940 (sometimes the “Act”). Soundwatch Capital serves as adviser to the Soundwatch Hedged Equity Fund (BHHEX), an investment company registered under the Investment Company Act of 1940, that is a series of Trust for Advised Portfolios (“TAP”). As such Soundwatch Capital is subject to the TAP Trust Policies which have been incorporated by reference. This manual provides a general description of the Firm’s policies and procedures. Although this manual addresses all the areas required by Rule 206(4)-7, compliance-related issues or situations may arise that are not specifically covered in this manual. Employees or investment adviser representatives of the Firm should address any questions regarding the areas covered in this manual or any other compliance issues directly to Robert Hammer, the Chief Compliance Officer (“CCO”) of the Firm.
The CCO will conduct a formal review of the manual on an annual basis to determine whether it is adequate for the Firm. In addition, the manual will be reviewed on an ongoing basis and will be supplemented as changes are identified or new regulations require the adoption of additional policies and procedures.
All Firm employees and investment adviser representatives are responsible for:
•Familiarizing themselves with the policies and procedures in this manual that are applicable to their position at the Firm. (If you are not sure whether certain sections of the manual apply to your position or you think any sections of this manual are inaccurate, you should address your concerns to the CCO.)
•Executing an acknowledgment of receipt of this manual and the Firm’s Code of Ethics.
•Reviewing supplements to this manual as they are adopted.
•Reporting any violations of the Firm’s policies and procedures to the CCO.
Please Note: This manual includes a discussion of some regulatory issues or practices that are not currently applicable to the Firm’s advisory business but will become applicable if and when the Firm expands the scope of its current advisory operations.

ANNUAL COMPLIANCE MEETING: A formal review and discussion of the Policies and Procedures shall be conducted on an annual basis. All Firm employees and representatives shall be required to attend. (See Annual Compliance Meeting Agenda set forth as an Exhibit to this manual).

II.

POLICIES AND PROCEDURES (An Overview)
Rule 206(4)-7 is designed to protect investors by requiring advisers to have internal programs to enhance compliance with the federal securities laws. Specifically, Rule 206(4)-7 requires SEC registered investment advisers to:
(i)adopt compliance policies and procedures designed to prevent violations of applicable securities laws, including the Investment Advisers Act of 1940;
(ii)review its established policies and procedures for their adequacy and the effectiveness of their implementation at least annually; and
(iii)designate a chief compliance officer to be responsible for administering the policies and procedures.
Rule 206(4)-7 does not dictate specific policies or procedures but requires that they be reasonably designed to prevent violation of the Act. Thus, they need to encompass compliance considerations relevant to the operations of the adviser. The Commission recognizes that the internal compliance programs of small firms will be less complex than those of large firms.
In drafting appropriate policies and procedures, investment advisers should consider their fiduciary and regulatory obligations under the Act. (These fiduciary and regulatory obligations are further addressed in the “Fiduciary Duty” section of this manual.) The policies and procedures should be designed to prevent violations from occurring, detect violations that have occurred, and promptly correct those violations that have occurred.
The Commission has indicated that each adviser, in designing its policies and procedures, should first identify conflicts and other compliance factors creating risk exposure for the Firm and its clients in light of the Firm’s particular operations, and then design policies and procedures that address those risks. The Commission further indicated it would expect that an adviser’s policies and procedures, at a minimum, should address the following key areas to the extent that they are relevant to that adviser:
•Portfolio management processes, including allocation of investment opportunities among clients and consistency of portfolios with clients’ investment objectives, disclosures by the adviser, and applicable regulatory restrictions;
•Trading practices, including procedures by which the adviser satisfies its best execution obligation, uses client brokerage to obtain research and other services (“soft dollar arrangements”), and allocates aggregated trades among clients;
•Proprietary trading of the adviser and personal trading activities of supervised persons;
•The accuracy of disclosures made to investors, clients, and regulators, including account statements and advertisements;
•Safeguarding of client assets from conversion or inappropriate use by advisory personnel;
•The accurate creation of required records and their maintenance in a manner that secures them from unauthorized alteration or use and protects them from untimely destruction;
•Marketing advisory services, including the use of solicitors;
•Processes to value client holdings and assess fees based on those valuations;
•Safeguards for the privacy protection of client records and information; and
•Business continuity plans.
Rule 206(4)-7 does not require advisers to consolidate all compliance policies and procedures into a single document, nor does it require advisers to memorialize every action that must be taken in order to remain in compliance with the Advisers Act. In some cases, it may be enough for the compliance policies and procedures to allocate responsibility within the organization for the timely performance of many obligations, such as the filing or updating of required forms.

ANNUAL REVIEW (RULE 206(4)-7 COMPLIANCE REVIEW): Soundwatch reviews its compliance policies and procedures on a periodic basis and reviews for their adequacy and the effectiveness of their implementation at least annually. Soundwatch utilizes a compliance tracker to guide its reviews and compliance deadlines throughout the year. The Chief Compliance Officer is responsible for performing this annual review and may document this review by completing the “Annual Review of Compliance Policies and Procedures” document set forth at the end of this manual. The Chief Compliance Officer will also provide a written summary of the Annual Review to the Chief Compliance Officer of the TAP Series Trust, as required.

ANNUAL COMPLIANCE MEETING: A formal review and discussion of the Policies and Procedures shall be conducted on an annual basis; all Firm employees and representatives shall be required to attend. (See Annual Compliance Meeting Agenda set forth as an Exhibit to this manual.

The Firm has designated Robert Hammer as its Chief Compliance Officer. The review of the CCO’s email and personal security transactions will be done by Cory Chmelka. Questions regarding these Policies and Procedures should be addressed with the Chief Compliance Officer.
III.

RECORDKEEPING
The Firm is required to maintain books and records as follows:
A.Retention Period
Except with respect to performance advertising (see B. below), the Firm must maintain all books and records for a period of not less than five (5) years from the end of the applicable fiscal year. Books and records must be retained on-site at an appropriate Firm office during the first two (2) years, and then may be maintained off-site for the subsequent three (3) year period, provided that they are maintained in an easily accessible location for production within twenty-four (24) hours if requested by the SEC or a state regulatory authority, with the exception of corporate records which shall be maintained in the principal office of the investment adviser and preserved until at least 3 years after firm termination.
B.Performance Advertising Records (to the extent applicable)
The Firm may need to keep these types of records longer than the five years stated above. Any records necessary to authenticate performance results used in advertising and marketing materials must be preserved for a period of not less than five years (the first two years on-site in an appropriate Firm office) from the end of the fiscal year during which the Firm last published or otherwise disseminated such marketing materials. For example, if the Firm advertises its 10 year performance results today, we would need the records that authenticate the performance results (which encompass 10 years’ worth of records) for five years after the advertisement was used. In this example, if we advertised our 10 year performance in 2005 (1995 to 2004), we would need to keep the records that substantiate that performance (e.g. custodian statements from 1995 to 2004) until 2010.
C.Code of Ethics
The Firm must maintain a copy of its current Code of Ethics as well as copies of any Codes of Ethics that have been in effect for the past five years. A copy of the current Code of Ethics is included in the “Code of Ethics” section of this manual.
In addition, the Firm must maintain a copy of the executed Annual Acknowledgment of the Policies and Procedures of each person who is currently, or within the past five years was a supervised person– as defined in the “Code of Ethics” section of this manual. Furthermore, the Firm is required to maintain a record of any violation of the Code of Ethics (with the exception of any initial reports by employees that informed the Firm of a violation of Firm policies, procedures and/or Code of Ethics), and of any action taken as a result of the violation. Additional recordkeeping requirements pertaining to the Code of Ethics and personal securities transactions are found within the “Code of Ethics” section of this manual.
D.Electronic Mail (Email)
Electronic correspondence (email) and records must be maintained by the Firm in the same manner as any other correspondence that it is required to maintain pursuant to recordkeeping Rule 204-2. As with all other correspondence and records required to be maintained by the Firm, electronic correspondence must be maintained for five years (except for performance documentation required to be maintained for a longer period of time as explained above).
The Firm should be prepared to produce electronic correspondence during a regulatory examination. SEC examiners will object to the filtering (i.e., the deletion of certain electronic correspondence not required to be maintained under Rule 204-2 recordkeeping requirements) upon its request for production of certain electronic correspondence at the time of the examination. Therefore, it is important for the Firm to adopt and implement a written policy as to the retention/deletion of electronic correspondence and follow that policy on a regular, consistent and ongoing basis.
During a regulatory examination, SEC examiners may request electronic correspondence.

The Firm’s general policy with respect to electronic mail retention/deletion is as follows:
1.the Firm (and each Firm employee and investment adviser representative) is required to maintain all electronic correspondence as he/she would with respect to any other non-electronic correspondence required to be maintained by the Firm pursuant to the requirements of recordkeeping Rule 204-2. These include correspondence to/from a client and/or internal electronic communications; This is maintained on SMARSH archives.
2.all Firm and client related email correspondence must be sent on the Firm’s email address and/or captured on the Firm’s systems to allow for review/monitoring thereof. See Social Networking/Email Acknowledgement set forth as an Exhibit to this manual.
3.if the Firm does not have the ability to save all emails to a central server (see #4 below), all other electronic correspondence (either sent or received) shall be deleted on a regular and ongoing basis, but no less than monthly. These include unsolicited electronic correspondence received from internet vendors (i.e., “spam”), and non-substantive (having absolutely nothing to do with the Firm’s services to the client) correspondence to/from client (e.g., happy birthday, how is your family, etc.) and/or internal correspondence not related to Firm investment advisory operations; and
4.if the Firm has the ability to save all emails to a central server, then a retention/deletion policy will not be necessary, and the Firm will be in a much better position to timely produce requested emails during an inspection and to demonstrate that substantive emails are not being deleted.
5.as part of the email policy, the CCO, on a periodic basis should: (1) review a random sample of emails; and, to the extent able to do so, (2) type certain key words into the Firm’s email archive system (e.g., fraud, losses, misappropriation, lawsuit, complaint, damages, arbitration, litigation, enforcement, disciplinary, error, mistake) to discern whether the Firm or any of its employees has been party to any client complaints or threats of an adversarial proceeding. The CCO will maintain documentation with respect to such review.
6.electronic correspondence to/from outside legal counsel shall remain privileged communications.
The Chief Compliance Officer shall be responsible for implementing, supervising and documenting the Firm’s email policy and review. Any questions regarding the Firm’s electronic correspondence policy, including whether certain electronic correspondence must be retained or deleted, should be addressed to the Chief Compliance Officer.
E.Electronic Record Retention
Investment advisers should have policies and procedures for retaining records electronically (rather than as hard copies). The procedures should provide for maintaining, preserving, and accessing the records so as to ensure that the records are accurate, complete, and safe from loss, destruction, or tampering.
Compliance with Rule 204-2 (g) requires that records stored in an electronic format be maintained on some micrographic medium (e.g., microfilm, microfiche, etc.) or other electronic storage medium (e.g., tape backup, compact disc, etc.). Although the Commission has not endorsed any particular method as superior, investment advisers must utilize a medium that does not allow the information to be altered or edited in any capacity.
In addition, the information contained in the designated electronic or micrographic medium must be organized in a manner that permits easy location, access, and retrieval. Investment advisers are required to be capable of producing legible copies of any particular record in response to regulatory requests in a short period of time. In addition, a firm is required to produce the means by which records are accessed in their digital or film format. For example, firms that prepare microfilm versions of their records must have the facilities to access the microfilm and be capable of producing legible reproductions of Firm records. As such, it may be beneficial for the advisory Firm to retain the recordkeeping infrastructure on site.

Any record retained electronically must also be retained in duplicate form and stored in a separate location from the original. This duplicate can serve two purposes. It can act as a backup from which information can later be retrieved should questions arise concerning the original. It can also be utilized as a component of a larger contingency plan should the adviser’s office become affected as a result of an emergency situation.
Summary of Electronic Record Retention:
Client, Position and Trade Information – Stored at Custodian as well on Proprietary OMS which is stored on secure Sharefile database
Financials – Stored on Intuit Quickbooks
Emails – Archived and Reviewed with Smarsh
Marketing, Legal Docs, Admin, Other – Stored on secure Sharefile Database

Electronic Signatures and Electronic Record Retention

An electronic signature is a paperless method used to authorize or approve documents which indicates that a person adopts or agrees to the meaning or content of the document.

Federal (the federal E-Sign law) and various state laws (Uniform Electronic Transactions Act “UETA”) generally define an electronic signature as: “an electronic sound, symbol, or process, attached to or logically associated with an electronic record and executed or adopted by a person with the intent to sign the record.” The federal government authorized the use and acceptance of electronic signatures in The Electronic Signatures in Global and National Commerce Act (E-Sign). It is important for the Firm to develop further policies and procedures if it wishes to implement the use of electronic signatures for client agreements, because the Firm must be confident that an electronically signed agreement would be admissible and viewed as authentic in either a litigation proceeding or arbitration.

Prior to implementing an electronic signature system or incorporating an electronic signature system developed by a broker-dealer or custodian into the Firm’s practice, the Chief Compliance Officer will review this policy and ensure that the Firm has policies and procedures to ensure that its system(s) used or developed are compliant with federal and state law and that the resulting electronically signed documents will be freely admissible as evidence. Partners are allowed to use Adobe Electronic Signatures for documents as long as the signature is sent to the CCO and the counterparty accepts digital signatures.
Any questions regarding the Firm’s recordkeeping policies and/or requirements should be addressed to the Chief Compliance Officer. All correspondence, sent or received (both hard copy and electronic) shall be maintained, discarded and/or deleted in accordance with Rule 204-2 and the Firm’s policies and procedures.
F.Social Networking Internet Sites
The Firm is cognizant of the balance between its duty to comply with applicable securities laws and the rights of its employees to communicate via various social networking internet sites, including, but not limited to Facebook, LinkedIn, My Space, and Twitter (the “Sites”). To the extent that any Firm employee and/or representative who communicates via any of the Sites, the following Policy shall apply:
Unless and until the Firm advises in writing to the contrary, no Firm employee and/or representative (as a sender or receiver) will directly or indirectly engage in, or encourage others to engage in, communications on any such Sites that reference the Firm or the Firm’s services. In the inadvertent event that an employee and/or representative is the recipient of any such communication, he/she should not respond thereto, but will immediately advise the Firm so that the Firm can determine if any such communication (or the continuation thereof) violates (or could potentially violate) applicable securities laws or rules. So as to avoid any such issues, all Firm employees and/or representatives must limit communications with Firm clients to the Firm’s email network if the communication would be a required book and record.
The above Policy does not prohibit: (1) an employee from accepting a Firm client as a “friend” on Facebook. Rather, it seeks to make clear that to the extent that a client is “friended” on Facebook, there should be no corresponding Facebook discussion of Firm-related business, either initiated by the employee or in response to a question posed by a client; (2) an employee from posting a prior CCO approved static listing on LinkedIn; or (3) the Firm posting a static Facebook page; provided that such LinkedIn listing or Facebook page is not interactive (does not permit a viewer to post any comments or direct any communications to the employee or Firm via the social networking site-it being clearly understood that all such communications between any viewer and the employee/Firm must either be suppressed or automatically redirected to the Firm’s email address for monitoring).
In addition, to the extent that any Firm employee or representative participates on LinkedIn or any other professional networking site, the employee/representative shall not permit any personal endorsements/testimonials regarding his/her professional abilities or accomplishments.
The above Policy is not intended by the Firm to interfere with any employee and/or representative’s right to participate on any such Sites. Rather, the Firm, as a registered investment adviser, has done so exclusively for the purpose of avoiding communications that violate (or could potentially violate) laws or rules that are applicable to registered investment advisers. Please see corresponding Acknowledgement.

A copy of the Firm’s social networking/email acknowledgement set forth as an Exhibit to this manual. All questions regarding the above Policy must be addressed with the Firm’s Chief Compliance Officer.
IV.

SUITABILITY

A copy of the Firm’s current Suitability Documents and Various Disclosures are set forth as an Exhibit to this manual.
•Due to Soundwatch Capital’s current role as a sub-advisor only, the unaffiliated investment advisors maintain both the initial and ongoing day-to-day relationship with the underlying client, including initial and ongoing determination of client suitability for the Registrant’s designated investment strategies and/or programs.

V.

FIDUCIARY DUTY
Section 206 of the Advisers Act states that it is unlawful for any investment adviser, using the mails or any means or instrumentality of interstate commerce:
i.to employ any device, scheme, or artifice to defraud a client or prospective client;
ii.to engage in any transaction, practice, or course of business which defrauds or deceives a client or prospective client;
iii.to knowingly sell any security to or purchase any security from a client when acting as principal for his or her own account, or knowingly to effect a purchase or sale of a security for a client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and
iv.to engage in fraudulent, deceptive or manipulative practices.
In addition, the SEC has stated that investment advisers owe their clients several specific fiduciary duties, including:
•Provide advice that is suitable for the client
•Provide full disclosure of all material facts and potential conflicts of interest
•Utmost and exclusive loyalty and good faith
•Best execution of client transactions
•The exercise of reasonable care to avoid misleading clients
As further discussed in the “Code of Ethics” section of this manual, Rule 204A-1(a)(1) requires that a code of standards be adhered to by the Firm and each supervised person (as defined in in the “Code of Ethics” section of this manual). It is, and always has been, the policy of the Firm that it and each such supervised person comply with the aforementioned fiduciary duty standards. Additionally, the Firm and each supervised person shall premise all their conduct with clients and in operation of the Firm’s business based on fundamental principles of openness, integrity, honesty and trust. Supervised persons should be fully aware of the high value the Firm has placed and continues to place on the adherence by all supervised persons to ethical conduct at all times, and all supervised persons are urged to comply not only with the letter of their respective fiduciary duties, but also to the ideals of the Firm.
Finally, all supervised persons (as defined in in the “Code of Ethics” section of this manual) are required to comply with those federal securities laws which apply to the business of the Firm, and your execution of the Annual Acknowledgment of the Policies and Procedures, if you are a supervised person, constitutes your agreement that you have complied, and will continue to comply, with such applicable laws.

Any questions regarding the Firm’s fiduciary duty obligations should be addressed to the Chief Compliance Officer.
VI.

BUSINESS CONTINUITY PLAN
The Firm has adopted a Business Continuity Plan for the purpose of identifying and minimizing the potential adverse consequences of events that could impair the Firm’s ability to service its clients. The CCO shall be responsible for reviewing the adequacy of the Business Continuity Plan on an ongoing basis, including an annual review to confirm that the following remain operational, status-quo, and/or up-to date: mission critical systems, vendors, Employee/Contact list, Remote/Secondary location, Remote Access, etc.)
A copy of the Firm’s Business Continuity Plan is enclosed as an Exhibit to this manual.
VII.

PRIVACY (REGULATIONS S-P AND S-ID)
A.PRIVACY POLICY AND PRIVACY NOTICE
PRIVACY POLICY

The purpose of Soundwatch’s Privacy Notice, Privacy Policy as well as its underlying procedures is to protect the confidentiality and security of its clients’ nonpublic personal information. The categories of nonpublic personal information that Soundwatch collects from a client depend upon the scope of the client engagement. It may include information about the client’s personal finances, information about the client’s health to the extent that it is needed for the planning process, information about transactions between the client and third parties, and information from consumer reporting agencies. Soundwatch has instituted certain technical, administrative and physical safeguards through which Soundwatch seeks to protect this nonpublic personal information about current and former clients from unauthorized use and access. First, technical procedures are used in order to limit the accessibility and exposure of client information contained in electronic form. Second, administrative procedures are used in order to control the number and type of employees, affiliated and nonaffiliated persons, to whom customer information is accessible. Third, physical safeguards have been established to prevent access to client information contained in hard-copy form. As illustrated above, Soundwatch realizes the importance of information confidentiality and security, and emphasizes practices which are aimed at achieving those goals.
In addition, the firm shall adhere to the Privacy Policy of its TAP Series Trust (Please see attached TAP Trust Policies and Procedures)
PRIVACY NOTICE

Soundwatch Capital, LLC (referred to as “Soundwatch”) maintains physical, electronic, and procedural safeguards that comply with federal standards to protect its clients’ nonpublic personal information (“information”). Through this policy and its underlying procedures, Soundwatch attempts to secure the confidentiality of customer records and information and protect against anticipated threats or hazards to the security or integrity of customer records and information.
It is the policy of Soundwatch to restrict access to all current and former clients’ information (i.e., information and records pertaining to personal background, investment objectives, financial situation, tax information/returns, investment holdings, account numbers, account balances, etc.) to those employees and affiliated/nonaffiliated entities who need to know that information in order to provide products or services in furtherance of the client's engagement of Soundwatch. In that regard, Soundwatch may disclose the client’s information: (1) to individuals and/or entities not affiliated with Soundwatch, including, but not limited to the client’s other professional advisors and/or certain service providers that may be recommended or engaged by Soundwatch in furtherance of the client's engagement of Soundwatch (i.e., attorney, accountant, insurance agent, broker-dealer, investment adviser, account custodian, record keeper, proxy management service provider, etc.); (2) required to do so by judicial or regulatory process; or (3) otherwise permitted to do so in accordance with the parameters of applicable federal and/or state privacy regulations. The disclosure of information contained in any document completed by the client for processing and/or transmittal by Soundwatch to facilitate the commencement/continuation/termination of a business relationship between the client and/or between Soundwatch and a nonaffiliated third party service provider (i.e., broker-dealer, investment adviser, account custodian, record keeper, insurance company, etc.), including, but not limited to, information contained in any document completed and/or executed by the client in furtherance of the client's engagement of Soundwatch (i.e., advisory agreement, client information form, etc.), shall be deemed as having been automatically authorized by the client with respect to the corresponding nonaffiliated third party service provider.
Soundwatch permits only authorized employees and affiliates who have signed a copy of Soundwatch’s Privacy Policy to have access to client information. Employees violating Soundwatch’s Privacy Policy will be subject to Soundwatch’s disciplinary process. Additionally, whenever Soundwatch hires other organizations to provide services to Soundwatch’s clients, Soundwatch will require them to sign confidentiality agreements and/or the Privacy Policy.
Should you have any questions regarding the above, please contact Robert Hammer, Chief Compliance Officer.

B.Identity Theft Protections
“Identity theft” is fraud committed or attempted using the identifying information of another person without authority. Prevention of identity theft is an integral aspect of the Firm’s privacy procedures. Advisory personnel should evaluate the extent to which the Firm’s information safeguards and protection systems are adequate in preventing unauthorized access to client-sensitive nonpublic personal information. Identity thieves using client nonpublic personal information may be able to gain access to clients’ custodial account(s) for purposes of (1) liquidating the accounts and rerouting the proceeds to third-party account(s), (2) laundering money, and (3) engaging in fraudulent pump and dump schemes. Often the evidence will reflect that the account holder was engaged in the unlawful activity, and not the true perpetrator. The end result for the Firm is that if this information was accessed as a result of an advisory client having a relationship with the Firm then it will negatively impact that adviser-client relationship.
1.Proactive Measures to Consider under Regulation S-P
Using the federal securities laws and Regulation S-P as support, the SEC has commenced actions against identity thieves. Capitalizing on the momentum gained through the discovery of evidence during these actions, as well as the general heightened media attention given to the subject, the SEC has increased its focus on this area. The Commission will inquire into the Firm’s safeguards pertaining to protection of client nonpublic personal information and the Firm should be in a position to show that its then current privacy initiatives were sufficient given its level of technological complexity.

The proactive measures that the Firm does are the following:
•Conducting an annual meeting between the Chief Compliance Officer and Firm personnel, which acts as a forum to discuss the threat of identity theft and the Firm’s procedures to safeguard client information.
•Limiting the amount of nonpublic personal information collected from each client to an amount reasonably necessary for the Firm to accomplish its advisory duties.
•Limiting access to records containing nonpublic personal information to those persons who are reasonably required to have access to such information during the normal course of their Firm duties.
•Requiring employees to report any suspicious or unauthorized use of customer information.
•Limiting access to electronically stored nonpublic personal information to those persons having a unique computer system log-in ID, and requiring that such persons change their log-in passwords periodically.
•Involving the Firm’s information technology department in the development of procedures to protect electronic information.
•Implementing a data encryption package in all portable computers and devices to protect personal information.
•Requiring all employees, third-party service providers, and independent contractors to enter into a confidentiality and restrictive covenant agreement.
•Alerting clients to the dangers of identity theft as well as the need for them to protect their confidential information.
•Establishing internal controls with respect to the flow of client information.
•Requiring terminated employees to return all records containing nonpublic personal information, in any form, that may at the time of such termination be in the former employee’s possession (including all such information stored in laptops, files, work papers, or portable devices).
2.Duties under Regulation S-ID
The Commission has also imposed duties regarding the detection, prevention, and mitigation of identity theft under 17 CFR 162.30 (Regulation S-ID) that became effective on November 20, 2013. The Firm will be bound by Regulation S-ID if it: (1) “directly or indirectly, holds a Transaction Account belonging to a consumer”; and (2) maintains or offers “Covered Accounts.”
A “Transaction Account” is defined by 12 U.S.C. § 461 C as:
a deposit or account on which the depositor or account holder is permitted to make withdrawals by negotiable or transferable instrument, payment orders of withdrawal, telephone transfers, or other similar items for the purpose of making payments or transfers to third persons or others. Such term includes demand deposits, negotiable order of withdrawal accounts, savings deposits subject to automatic transfers, and share draft accounts.
A “Covered Account” is defined by 17 CFR § 248.201(b)(3) as:
(i) An account that a financial institution or creditor offers or maintains, primarily for personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions, such as a brokerage account with a broker-dealer or an account maintained by a mutual fund (or its agent) that permits wire transfers or other payments to third parties; and (ii) Any other account that the financial institution or creditor offers or maintains for which there is a reasonably foreseeable risk to customers or to the safety and soundness of the financial institution or creditor from identity theft, including financial, operational, compliance, reputation, or litigation risks.
PLEASE NOTE: WIRE FRAUD/EMAIL REQUEST TO WIRE FUNDS: Even if the Firm has determined that it is not required to adopt a Written Program, as result of various wire fraud schemes that have been perpetrated upon the advisory community, no Firm employee shall, without prior authorization from the CCO or a Firm officer, process any email request to wire funds from a client’s account. ALL such requests MUST be verified verbally directly with the client prior to the processing of any such wire (confirming the authenticity of the email request, the amount and intended recipient of the funds).

Based upon the Firm’s current operations and practices, it has determined that is not required to adopt a Written Program under Regulation S-ID.
A.Safeguarding of Client Records and Information
The Firm will maintain reasonable administrative, technical, and physical safeguards reasonably designed to ensure the security and confidentiality of client records and information. The firm does the following, in addition to adopting written Cybersecurity Policy as addressed in the “Cybersecurity Policy” section below:
•Require new employees to review and acknowledge the Firm’s compliance manual, which includes the privacy policy, and require all employees to review and annually acknowledge the compliance manual.
•Prohibit an employee from providing client information over the telephone or in response to an e-mail message unless the employee has identified the other person as the client, a fiduciary representative of the client, an authorized agent of the client, or a party that needs the information to complete a transaction for the client (such as broker-dealers, custodians, or administrative service providers).
•Use locks and other appropriate physical security measures to safeguard client information stored in paper format. For example, employees are expected to secure client information within locked cabinets during non-business hours.
•Dispose of client information stored in electronic or paper form in such a manner (for example, through the use of a shredder) as to reasonably ensure such information is protected from unauthorized access.
•Engage a third-party service provider only after the Firm has entered into a contractual agreement that prohibits the service provider from disclosing or using confidential personal information except as necessary to carry out its assigned responsibilities.
•Confirm that the Firm’s service providers have taken reasonable steps to maintain all client personal information in a confidential and secure manner. Evidence of such service provider's acknowledgment/obligation may be included in the written contract between the Firm and the provider.
•Implement reasonably up-to-date firewall protection and operating system security patches, installed on all computer systems (including servers and workstations) containing client information.
•Install malware protection and reasonably up-to-date patches and virus definitions, installed on all workstations and servers containing client information.
•Install anti-spam and botnet access detection and prevention applications on all servers and workstations.
•Maintain appropriate security measures for workstations, including the use of passwords that must be changed on a periodic basis. Passwords should be at least 8 characters long, include letters and numbers and be changed at least every 180 days.

•Monitor all workstations and servers for unauthorized use of, or access to, client information.
•Incorporate hardware, software, and/or procedural mechanisms to examine and log all network activity, and generate reports as a result of such logging that could include: audit reports, access reports, network traffic reports, packet loss reports, routing table change reports, hardware failure reports, server configuration reports, and security incident tracking reports.
•Create backups of email servers, file servers and web servers on a daily basis, replicate and store the backups in multiple locations.
Encryption Requirements/Considerations: Although the above reflects prudent procedures for the Firm to consider regarding information security/client privacy, the Firm should encrypt certain specific client personal information (as codified in the Massachusetts Data Privacy Act). Specifically, the Firm should (and for Massachusetts clients, the Firm must) encrypt any electronic communication that contains the client’s first and last name (or first initial and last name) in combination with any of the following:
•Social Security number;
•Driver’s license number or state-issued identification card number; or
•Credit/debit card number (with or without required security codes, access codes, personal     identification numbers, or passwords that permit access to a client’s financial account)

In addition, the Firm has adopted a written Cybersecurity Policy as addressed immediately below.
B.

Cybersecurity Policy
April 2016, Soundwatch Capital engaged Adivsor Armor to provide Cyber Security policies, system penetration testing and cyber security training and to address the below risks:
•Assessment of potential cyber threats;
•Protection of the Firm’s networks and data;
•Training supervised persons;
•Protection of the Firm’s clients’ non-public, personally identifiable information;
•Assessment of vendors’ and contractors’ systems;
•Detection and monitoring for unauthorized access; and
•Development of a framework to address and assess cyber-attacks.

Any questions pertaining to the Firm’s identity theft prevention and safeguarding initiatives should be addressed with the Chief Compliance Officer.
Copies of the Firm’s Privacy Notice and Privacy Policy, various forms of Confidentiality Agreements, Vendor Due Diligence Checklist, and Cybersecurity Policy are enclosed as an Exhibit to this manual.
VIII.

CUSTODY (Rule 206(4)-2)
Ability to Debit Account for Fees: An adviser has custody if it has the ability to debit the client’s account for payment of advisory fees. However, this type of custody will not require the adviser to indicate that it has custody on Form ADV, undergo an annual surprise CPA examination, nor provide an audited financial statement if assets are held by a qualified custodian who sends quarterly statements directly to the client. This is the only form of Custody that Soundwatch Capital will have (ability to debit the client’s account for payment of advisory fees).
FIRM POLICY: To the extent that the Firm obtains client authorization to debit the client’s custodial account for the payment of its advisory fee, the Firm will only do so from account custodians that send to the client a statement, at least quarterly, that reflects, among other information, the amount of the Firm’s advisory fee debit. The Firm only recommends custodians that generally send account statements to clients on a monthly basis, which statements, do reflect the Firm’s fee debit. Neither the Firm nor any access person serves as a Trustee or provides check writing/bill paying services for any Firm client, or engages in any other services or activities that would require an annual surprise CPA examination. The Firm, shall determine, at the onset of a client engagement, if such client engagement will result in a custody situation. Thereafter, the Firm shall monitor if any client-related services will result in a custody situation. Custody-related issues shall be addressed during the client engagement process, the Firm’s annual Outside Business Activity form, and during the Firm’s Annual Compliance Meeting.
No client engagement or service that will result in custody may be accepted unless first approved by the Chief Compliance Officer. Any questions regarding whether any particular prospective client engagement or service could result in a custody situation must be immediately addressed with the Chief Compliance Officer.
IX.

REGULATORY EXAMINATIONS
It is critical for the Firm and all its employees to recognize that compliance is an ongoing and constantly evolving process that requires the review/update/amendment of advisory filings, disclosures, and procedures. Advisers that are proactive with respect to compliance matters are, and should continue to be, much less susceptible to adverse regulatory matters. The one compliance-related event that generally measures an adviser’s compliance-readiness is the regulatory examination.
Both SEC and state securities rules require that investment advisers maintain certain books and records pertaining to their clients and investment advisory practices and operations. The recordkeeping requirements pertaining to SEC advisers are set forth in Rule 204-2 of the Act, whose requirements are discussed in the “Recordkeeping” section of this manual.
During an SEC regulatory examination, the Commission will review various items, including, but not limited to, compliance with recordkeeping requirements, soft-dollar and referral arrangements, regulatory and client disclosures, custody issues, information/cyber security, business continuity/disaster recovery, performance reporting, calculation of assets under management, advertising practices, trade errors, client billings, and conflicts of interest and the disclosure thereof.
Examiners may also seek to review confirmation of the investment advisers’ ongoing and annual review of compliance, operational risk assessments, and internal control procedures. During examinations, examiners may review “best execution” practices including policies, procedures, and corresponding client disclosures relative to allocation, Block Trading, effecting transactions for client accounts through broker dealers that refer clients to the adviser, directed brokerage arrangements, suitability determination, adviser representative personal securities transactions, and IPO allocation policies. The Commission may also seek to review the Firm’s written contingency/disaster policies and procedures (generally referred to as a “Business Continuity Plan”) and policies and procedures designed to address information and cyber security issues.
The Chief Compliance Officer is responsible for coordinating the Firm’s readiness for a regulatory examination, which includes an on-going review, quarterly calls and its annual compliance review. The meeting review will be held annually, the results presented to all partners of the firm and documented. A copy of this review will be provided to the CCO of TAP Trusts.

Exceptions to firm policies must be documented through out the year. Employees that do not satisfy compliance requirements will be warned and then disciplined. There can be no tolerance for employees that continually to lack appreciation for compliance concerns.

X.

PROXY VOTING (Rule 206(4)-6)

The Firm does not vote client proxies for its SMA clients. The firm does vote proxies as an Investment Advisor to the Soundwatch Hedged Equity Fund, in accordance to the TAP Trust “Proxy Voting Policy. Due to the non-strategic nature of Proxy’s on our strategies underlying holdings (Broad Based ETF’s), Soundwatch follows the managements recommendation when voting Proxy’s.

XI.

THE USA PATRIOT ACT (Establishment of Anti-Money Laundering Policies)
.
The primary elements of a comprehensive AML program:
•Develop Internal Policies, Procedures, and Controls
•Identify and Verify Account Holders
•Impose Prohibitions on U.S. Correspondent Accounts with Foreign Shell Banks
•Special Due Diligence for Correspondent Accounts
•Special Due Diligence for Private Banking Accounts
•Monitor Accounts for Suspicious Activity
•Establish Reporting Procedures
•Establish Recordkeeping and Disclosure Procedures
•Establish Currency and Monetary Instrument Transportation Reports
•Establish Procedures for Sharing Information with and Responding to Requests for Information from Federal Law Enforcement Agencies
•Voluntary Information Sharing Among Financial Institutions
•Designate Compliance Officer
•Establish An Ongoing Training Program
•Establish An Independent Testing Function
Red Flags
It is important to note that advisory firms should exercise due diligence in obtaining, documenting and, in some cases, verifying client background information. Certain activities should prompt further inquiry, which may include the following:
(1)reluctance to provide information;
(2)activity inconsistent with a client’s business;
(3)frequent transfers, deposits or withdrawals of funds possibly to offshore or foreign entities; and
(4)frequent deposits of cash, cashiers checks, money orders or wire transfers of under $10,000 to avoid cash transaction reporting requirements.
Any of these red flags or other suspicious activities should be immediately reported to the Chief Compliance Officer.
While the Firm is sensitive to the issues presented by the Patriot Act (AML issues will be reviewed at the Firm’s Annual Compliance Meeting), given that the qualified custodian is required to maintain a formal AML program which shall apply to the Firm’s clients, the Firm has determined not to implement a written AML Program until required by regulation to do so.
XII.

PORTFOLIO MANAGEMENT PROCESS

A.Best Execution (An Overview)
As a fiduciary, the Firm is obligated to act in the best interest of its clients. Accordingly (to the extent that the Firm is engaged to provide investment management services to its clients), it must seek the best available execution for each client’s securities trade. “Best execution” requires the Firm to have its customers’ orders executed at prices that are as favorable as possible under prevailing market conditions.
Unless the Firm’s agreement with its client provides that the client will direct the Firm to utilize one or more specific broker-dealers (see below), the Firm will arrange (i.e., either with discretion or upon its recommendation to the client) for the execution of securities brokerage transactions for the client’s account through broker-dealers that the Firm reasonably believes will provide the “best execution”.
Depending upon the scope of the Firm’s trading activities, the Firm will determine the availability of best execution by a variety of methods, including its own experience with transactions effected by various broker-dealers, by conducting its own surveys and soliciting data from competing broker-dealers, and by reviewing trading data from third-party industry research sources.
As an investment manager and fiduciary, the Firm will seek to execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable considering all of the relevant circumstances. The selection of an executing broker-dealer is not based solely upon whether the broker-dealer offers the lowest possible commission cost (or transaction fee), but whether the transaction represents the best qualitative execution, taking into consideration various factors, including, but not limited to, the value of research provided (if any), the capability of the Firm to execute trades efficiently, the competitiveness of its commission rates and/or transaction fees, and the overall level of “customer service.” Thus, while the Firm will give significant weight to the competitiveness of the available commission/transaction rates, it may not necessarily select the broker-dealer that offers the lowest possible rates for the Firm’s client account transactions. Additionally, even where the Firm will use its best efforts to seek the lowest possible commission rate, it may not necessarily obtain the lowest rate for client account transactions.
Client Direction of Broker-Dealer Selection. If the Firm’s agreement with the client so provides, the client may expressly direct the Firm to effect all securities transactions for its account through a particular broker-dealer (subject to the Firm’s right to decline and/or terminate the engagement) to execute some or all transactions for the client’s account. In such event, the client will negotiate the terms and arrangements for its account with that broker-dealer and the Firm will not seek better execution services or prices from other broker-dealers nor will the Firm be able to “block trade” the client’s transactions for execution through other broker-dealers with orders from other accounts managed by the Firm. As a result, the “self-directed” client may incur higher commissions or other transaction costs or greater spreads, or receive less favorable net prices, on transactions for its account than would otherwise be the case had the client determined to effect transactions through alternative brokerage relationships generally available through the Firm. The Firm ~~does not~~ currently maintains client directed brokerage arrangements for all SMA accounts. It selects the broker/dealer (s) for its mutual fund, BHHEX.
Referrals from Broker-Dealers. In the event that transactions for client accounts are effected through a broker-dealer that refers investment management clients to the Firm, the potential for a conflict of interest may arise and corresponding disclosure of such relationship must be made to the client prior to effecting transactions for the client account through the referring broker-dealer, including disclosure thereof in the Firm’s advisory agreement(s) and/or written disclosure statement. The Firm does not currently maintain such arrangements. Policy
The Firm may not compensate a broker or dealer for any promotion or sale of shares issued by Soundwatch Funds by directing to the broker or dealer a Fund’s portfolio securities transactions; or any remuneration, including but not limited to any commission, mark-up, mark-down, or other fee (or portion thereof) received or to be received from a Fund’s portfolio transactions effected through any other broker (including a government securities broker) or dealer (including a municipal securities dealer or a government securities dealer).

The extent and/or frequency of the Firm’s review and monitoring procedures shall be dependent upon the Firm’s business operations and trading practices, which shall be reviewed periodically (no less than annually) and modified as determined necessary, taking into consideration industry standards for firms of similar trading volume and practices. The firm will review any Prime Brokers and arrangement in the same manner and in the same frequency.
B.Determination of Best Execution
To the extent that the Firm provides investment management services to its clients, the CIO will determine the ability of a broker-dealer to provide best execution based on a number of factors (to the extent applicable to the Firm’s investment management activities), which may include the following:
•Ability to trade efficiently and at minimal costs.
•High level of trading expertise.
•Sufficient technological and administrative support, including the ability to maintain appropriate communication in difficult/high volume markets and the quality of disaster recovery/redundancy of facilities.
•Availability of research (in-house and third party sources) and other investment information.
•Providing access to issuers and “road shows.”
•Accommodation of the Firm’s special needs: “step-out” trades (i.e., the process of having an executing broker remove itself from a portion of a trade in favor of another broker who is not executing the trade), prime brokerage services, custody services, etc.
•Financial soundness.
•History of fair dealing (existence of disciplinary problems).
•Willingness to provide feedback concerning and to carry out improvements to the quality of trade execution.
•Ability to execute unique trading strategies, execute and settle difficult trades.
•Ability/willingness to handle client-directed brokerage arrangements.
•Ability/willingness to implement instructions given by the Firm to have another broker-dealer clear all or a portion of a trade.
•Ability to execute and account for soft-dollar arrangements and commission recapture programs.
•Sponsorship of Wrap Programs.
•Participation in underwriting syndicates.
•Ability to obtain initial public offering (“IPO”) shares.
C.Order Entry/ Block Trading
To the extent that the Firm provides investment management services to its clients, the transactions for each client account generally will be effected independently, unless the Firm decides to purchase or sell the same securities for several clients at approximately the same time. The Firm may (but is not obligated to) combine or “bunch” such orders to obtain best execution, to negotiate more favorable commission rates or to allocate equitably among Firm clients differences in prices and commissions or other transaction costs that might have been obtained had such orders been placed independently. Under this procedure, transactions will be averaged as to price and will be allocated among Firm clients in proportion to the purchase and sale orders placed for each client account on any given day. To the extent that the Firm determines to aggregate client orders for the purchase or sale of securities, including securities in which Firm principal(s) and/or associated person(s) may invest, the Firm shall generally do so in accordance with the parameters set forth in SEC No-Action Letter, SMC Capital, Inc.. The Firm shall not receive any additional compensation or remuneration as a result of such aggregation.
Order Block Trading Policy: Each client that participates in an aggregated order will participate at the average share price for all of Soundwatch’s transactions in that security on a given business day, with transaction costs shared pro rata based on each client's participation in the transaction.

Any similar orders that must be placed at different brokers and therefore cannot be traded as one block trade, will be placed into the market at substantially similar times and limit levels.

D.Order Reconciliation

Exclusive of client directed brokerage accounts (where such review will generally not be possible), the Firm shall review and reconcile transactions effected for its client accounts on a next-day basis (or at such other intervals as determined reasonable by the Firm based upon the Firm’s business operations and trading practices), and to the extent that it detects any discrepancies, shall take appropriate action to remedy the situation.
E.Portfolio Reconcilation
Using the Proprietary Soundwatch Models, the portfolio managers will review the portfolio and model trades on a dailiy basis. A portfolio reconciliation will take place to ensure the following:
1)The portfolio is within its targeted risk target
2)The underlying positions and options are all balanced per the model portfolio
3)The portfolio is within is target level of leverage and any regulatory required levels
4)The outstanding position of index options is less than the 100% Net Notional threshold required by the CFTC to claim exemption from filing
5)Roll expiring options or options away from target strike or maturities
6)Weekly performance calculation performed and recorded by Chief Research and Strategy Officer
7)Results of daily reconciliation process to be saved in daily log file.
F.Initial Public Offerings
On occasion, the Firm, through its brokerage relationships, may have limited access to IPO shares. The Firm does not recommend and/or purchase IPO shares for its client accounts.
G.Soft Dollar Arrangements
In return for effecting securities transactions through a particular broker-dealer, the Firm may receive certain investment research products and/or services which assist the Firm in its investment decision-making process for the client pursuant to Section 28(e) of the Securities Exchange Act of 1934 (generally referred to as a “soft dollar” arrangement). Section 28(e) provides a safe harbor for persons who exercise investment discretion over accounts to pay for research (“research” is generally deemed to consist of products and services that provide lawful and appropriate assistance to the investment adviser in the performance of investment decision making responsibilities) and brokerage services with commission dollars generated by account transactions.
The Firm does not currently maintain soft dollar arrangements.
H.Brokerage Evaluations
Where the Firm has brokerage discretion, it shall evaluate and address any significant discrepancy between projected and actual broker-dealer activity and/or compensation on a periodic basis. Although this comparison will not be required if only one broker-dealer is used by the Firm to execute client transactions, the Firm remains obligated to make an ongoing determination that the broker-dealer selected continues to enable the Firm to meet its best execution obligation.
Also on a periodic basis, where the Firm has brokerage discretion, it will evaluate (qualitative and quantitative) the services and costs of broker-dealers that have effected transactions on behalf of the Firm’s clients. All services provided by broker-dealers will be included in the review.

The CIO is responsible for determining the appropriate brokers, the process for the review of such brokers, and for conducting the broker evaluations described above.
To the extent applicable, supplemental Firm “best execution” and/or trading procedures are enclosed as an Exhibit to this manual.
I.Tradeaway Transactions
When seeking to purchase individual equity and/or fixed income securities for client accounts, the Firm shall either purchase the securities from the custodian or, when it determines beneficial to the client (as to price and/or inventory), engage in a “tradeaway” transaction. In a tradeaway transaction, the Firm will seek to execute the transaction with a broker-dealer other than the account custodian, and then have the executing broker-dealer deliver the security into the custodian account. In such event, the client account will generally incur two transaction fees: the fee (transaction or mark-up/down) charged by the executing broker-dealer and a “tradeaway” fee charged by the account custodian. Currently, “Tradeaway” fees charged are prohibitively expensive for our account and trade sizes to make this practical. In the future as BHHEX grows in size, this may be economical to achieve best execution and to manage trade flow privacy in the market.
J.Cross Transactions
It is the Firm’s policy not to engage in any cross transaction unless specifically pre-approved by the Chief Compliance Officer.
K.Form ADV Disclosure
The disclosure in the Firm’s Form ADV should be periodically reviewed (no less than annually) to ensure that its content is consistent with the Firm’s best execution policies set forth in this document, including disclosures related to soft dollars, directed brokerage, IPOs, and broker-dealer referral arrangements, to the extent applicable. The CCO may consult with internal or outside counsel to confirm the adequacy of the disclosure.
L.Prime Brokerage – Tri-Party Agreements
There may be times which Soundwatch requires to form a Tri-party brokerage arrangement to manage the portfolio when the custodian is a bank. .This is required in the situation of Soundwatch Hedged Equity Fund since its custodian, US Bank, may not trade options on margin. This account will be collateralized with the long equity/etf assets of the fund. As defined in the prospectus, the fund may not borrow more than 1/3 of the assets. In other words, it must have 300% coverage of any borrowed assets or margin.
M.Investments in Other Registered Investment Advisors
Section 12(d)(1) of the 1940 Act restricts investments by registered investment companies in securities of other registered investment companies. The Firm will follow all the 12(d)-1 restrictions as defined in Soundwatch Hedged Equity Fund (BHHEX) Statement of Additional Risk. Most notably, it will not hold more than 3% of the total outstanding share of another registered investment company. This will be managed by only investing in the most liquid ETF’s that have in access of $33 billion market cap, so a 3% holding would be equivalent to $1 billion.
N.Securities Industry Affiliated Ownership - Rule 12d3-1(c)2 prohibits a fund from acquiring a security issued by the acquiring company's promoter, principal underwriter, or any affiliated person of such promoter, or principal underwriter. Because the Fund is distributed by Quasar, acquiring any USB-issued security is prohibited. As Quasar is the distributor of BHHEX and in consideration of Rule 12d3-1(c)2, the Firm and its employees are prohibited from acquiring any securities issued by either Quasar or U.S. Bank.

O.Leverage and Borrowing Some Soundwatch strategies trade options on margins which can create leverage. This is strictly monitored on a daily basis by the Soundwatch proprietary model and the portfolios will be rebalanced if the strategy is leveraged more than 20% or underleveraged more than 20%. This is well within the 33% limit of Section 18 of the Investment Company Act of 1940.
P.In Kind Subscriptions and Redemptions Fund shares may be purchased by tendering payment in-kind in the form of shares of stock, bonds or other securities. Any securities used to buy Fund shares must be readily marketable; their acquisition consistent with the Fund’s objective and otherwise acceptable to the Adviser and the Board. Redemption “In-Kind” The Fund reserves the right to pay redemption proceeds to you in whole or in part by a distribution of securities from the Fund’s portfolio (a “redemption in-kind”). It is not expected that the Fund would do so except during unusual market conditions. If the Fund pays your redemption proceeds by a distribution of securities, you could incur brokerage or other charges in converting the securities to cash and will bear any market risks associated with such securities until they are converted into cash.
Q.The Firm follows TAP Trust Policy: Market Timing and Excessive Trading Policy which helps it prevent market timing or excessive trading by shareholders of the Soundwatch Hedged Equity Fund. It will also follow the Rule 22C-2 Procedures.
R.The Firm follows TAP Trust Policy: Securities Lending Policy and Collateral Monitoring recommendations as seen in attached TAP PNP.
S.The firm follows TAP Trust Policy: “Policy on Disclosure of Portfolio Holdings”
T.The firm adopted TAP Trust Policy: “Procedures Adopted Pursuant to Rule 17e-1”
U.The firm adopted TAP Trust Policy: “Procedures adopted pursuant to Rule 17a-7 under the Investment Company Act of 1940”
V.The firm adopted TAP Trust Policy: “Procedures adopted pursuant to Rule 10f-3”
W.The firm adopted TAP Trust Policy “Proxy Voting Policy”

Any questions regarding the Firm’s policies and procedures pertaining to any best execution issue should be addressed with the Chief Compliance Officer.
XIII.

AVERTING REGULATORY COMPLAINTS AND ARBITRATION/LITIGATION PROCEEDINGS
All issues pertaining to actual or anticipated client complaints, or issues pertaining to any actual or anticipated regulatory proceeding, must first be immediately reported by any Firm employee or advisory representative to the Chief Compliance Officer (or, in the CCO's absence, a Firm officer) before any action is taken.

All issues pertaining to actual or anticipated client complaints regarding Soundwatch 40 Act Funds must first be immediately reported by any Firm employee or advisory representative to the Chief Compliance Officer of TAP as well as the Transfer Agent of US Bank.

XIV.

ERISA MATTERS
The Firm does not currently exercise investment discretion over ERISA plan assets.
Any ERISA related question, should be addressed with the Chief Compliance Officer.
XV.

PORTFOLIO VALUATION/RECONCILIATION
1.Portfolio Valuation Policy
The Firm will use information provided by the client’s custodian as its primary pricing source for purposes of valuing client portfolios, both for fee billing and investment performance calculation purposes. While the firm will utilize derivatives, the firm will only trade listed options on the most liquid and broad based equity indices and ETF’s in the market. These listed derivatives instruments used by the firm are highly liquid and priced throughout the day and on the close by multiple data providers. In addition to the summary below, the firm will adapt TAP Trust Policies and Procedures for Valuing Portfolio Securities and Assets.

2.Fair Valuation Policy
1.Publicly Traded Securities. In the extremely rare instance in which the custodian is unable to obtain a price and/or the Firm strongly believes the custodian is not accurately pricing a security, the CCO (in conjunction with the CIO) will undertake a review to determine a fair value for that security. When determining a fair value for a security, the CCO will attempt to obtain a quote from at least one independent pricing source, preferably two or more. The CCO will make a determination regarding whether these quotes represent fair value. If the CCO is unable to obtain quotes or determine the quotes received do not represent fair value, he/she will establish a fair valued price for the security based on their knowledge of the security and current market conditions, among any other considerations deemed appropriate. The CCO will also document the rationale used to establish a fair valued price for the security.
To the extent, applicable, fair valued securities will be reviewed by the CCO (in conjunction with the CIO) regularly, but no less frequently than at quarter-end. The fair valued price will be adjusted as appropriate by the CCO or priced by the custodian as soon as the price is available and deemed to be reliable. A list of fair valued securities and the rationale supporting the fair valuation shall (to the extent applicable) be maintained by the CCO.
2.Account Reconciliations
The Firm generally reconciles all client trades on a daily basis. The Firm also reconciles all holdings within the clients’ custodian accounts on a periodic basis. Any exceptions identified by the reconciliation process shall be timely researched and resolved.
3.Fee Debit Reconciliations
The Firm shall review a random sample of client accounts, on a quarterly basis, to confirm that the Firm’s advisory fee has been accurately billed/debited by the account custodian.
4.Portfolio Liquidity Guidelines
The firm shall adapt TAP Trust “Guidelines for Determining Whether Certain Portfolio Securities are Liquid”

XVI.REGULATORY FILINGS and DELIVERY REQUIREMENTS
A.Form ADV
Form ADV Part 2A, or Brochure, shall be the investment adviser’s primary disclosure document. The ADV Part 2A contains eighteen (18) disclosure items, each to be included in the investment adviser’s Brochure. Each disclosure item is to receive a narrative, plain English response. The intent of the Form

ADV is to provide investment advisory clients with greater transparency; thereby helping investment advisory clients better assess the services, investment strategies, risks and conflicts of interest associated with the selection of a particular investment adviser. The ADV Part 2A must be filed electronically through the IARD system by all investment advisor firms.

In addition to Part 2A, investment advisers shall be required to provide investment advisory clients with a Form ADV Part 2B, or Brochure Supplement, for each investment adviser representative providing that particular client with advisory services. The Brochure Supplements must be delivered to the client before or at the time that an investment adviser representative begins to provide advisory services to a client.

A Brochure Supplement shall detail the educational background and business experience of each investment adviser representative. The Brochure Supplement must also disclose any legal or disciplinary events material to a client’s, or prospective clients, evaluation of the investment adviser representative.

Annually, within 120 days of the investment adviser’s fiscal year end, the adviser must deliver or offer to provide an updated Brochure to each client. In addition to this requirement, the investment adviser must also provide the client with a Summary of Material Changes, if applicable. The Summary of Material Changes must identify and discuss each material change made to the Brochure since the investment adviser’s last annual updating amendment filing. The Summary of Material Changes is a part of each investment adviser’s annual updating amendment and will accompany the entire Form ADV when the investment adviser’s annual updating amendment is filed electronically each year.
The Firm shall implement/deliver/offer Parts 2A and 2B as required consistent with the above discussion.
1.Annual and Interim Amendments
The Firm shall review its Form ADV on an ongoing basis to ensure that the information set forth thereon is current. Specifically, the Firm is required to make the following amendments:
·promptly (within 30 days) for any changes to Items 1.0 and section 1 F of schedule D, 3, 9 (except 9.A.(2), 9.B.(2), 9E and 9F), or 11 of Part 1A or Items 1, 2.A through 2.F, or 2.1 of Part 1B; or sections 1 or 3 of Schedule R
·promptly (within 30 days) for material changes to Items 4, 8, or 10 of Part 1A, Item 2.G of Part 1B or section 10 of schedule R, or the information in the adviser's brochure; and
·an Annual Updating Amendment (relative to various information pertaining to the Firm’s operations, including its assets under management and its continued eligibility to be SEC or state registered) within 90 days subsequent to the Firm’s fiscal year-end.
In addition, corresponding amendments and disclosures must also be made to/set forth on the Firm’s written disclosure statement as set forth on Part 2A of Form ADV (see discussion above).
2.Written Disclosure Statement
As a registered investment adviser, the Firm is required to provide and/or offer a written disclosure statement to prospective and existing clients regarding the scope of its investment advisory operations, including services, fees, and conflicts of interests. The Firm has determined to utilize Part 2A (formerly Part II) of Form ADV as the form of written disclosure statement to be provided. The Firm shall review its written disclosure statement on an ongoing basis to ensure that the information set forth thereon is current.
3.Initial Delivery
The Firm is required to provide its written disclosure statement (Part 2A and corresponding applicable Parts 2B) to a new/prospective client prior to or at the time of the execution of the advisory agreement between the Firm and the client.
4.Annual Delivery/Offer to Deliver

The Firm is required to, annually, within 120 days of the adviser’s fiscal year end; either (i) deliver to each client, without charge, an updated Part 2A (the “Brochure”) that either includes a summary of material changes or is accompanied by a summary of material changes, or (ii) deliver to each client, without charge, a summary of material changes which includes an offer to provide a copy of the investment adviser’s updated Brochure.
5.Interim Delivery
The Firm is required to provide an interim amendment of the brochure or brochures supplement if there is an amendment to the disciplinary information set forth therein under item 9 and item 3 of the brochure and the brochure supplement, respectively.

B.Privacy Notice
See discussion at the “Privacy (Regulations S-P and S-ID)” section of these Policies and Procedures regarding initial and annual Privacy Notice delivery requirements.
C.State Filings
The Firm, through its Chief Compliance Officer, shall conduct an ongoing review of each state in which it has clients, or in which it maintains an office or representative(s), for the purpose of compliance with state notification/registration filing requirements. Generally, with few exceptions, both SEC and state registered investment advisers must currently make either a notification or registration filing in every state in which it has more than five (5) clients (certain states may have different definitions of what constitutes a “client”). For state registered advisers, the registration filing must be effective prior to engagement by the sixth (6th) client. Therefore, since the registration process differs on a state-by-state basis (i.e., length of time of application process, firm and individual filing requirements, examination requirements, etc.), a state registered adviser must allow ample time to complete the registration process. A few states continue to maintain that the national de minimis exemption is not available to SEC and/or state advisers, thereby requiring a filing upon the Firm becoming engaged by its initial client in that state. Moreover, if the investment adviser (i.e., SEC or state) maintains a place of business or any representative (i.e., including a solicitor) in a state, a notification/registration filing may be required regardless of the number of clients in that state.
The Chief Compliance Officer is responsible for maintaining current Firm ADV and state filings.
D.Investment Adviser Representatives
In addition to the Firm filing requirement, most states (especially those in which the Firm maintains a place of business) will also require filings of the Firm’s individual investment adviser representatives maintaining a place of business within their state.
No individual associated with the Firm shall provide investment advice to any client or prospective client (or hold himself/herself out to the public in such capacity) unless that individual has: (1) been appropriately licensed as an investment adviser representative; and (2) been advised that he/she is authorized to give investment advice on behalf of the Firm.
The Chief Compliance Officer is responsible for maintaining current Firm Investment Adviser Representative filings.
E.Schedules 13D, F and G Filings

If an investment adviser has investment discretion (i.e., the power to determine what securities to buy or sell) over $100 million or more of individual equity securities, the investment adviser may be required to file quarterly reports with the SEC on Form 13F under the Securities Exchange Act of 1934. In addition, if the adviser beneficially owns 5% or more of a class of a registered company’s equity securities, it may be required to file a Schedule 13D or a Schedule 13G under the ‘34 Act. Further an investment adviser’s clients may be required to submit Schedule 13D or Schedule 13G as a result of the investment adviser purchasing securities holdings for that client’s account.
The Chief Compliance Officer is responsible for determining whether the Firm is required to make 13D, F and/or G filings, and, if the Firm is so required, for ensuring that such filings are timely made.
F.SEC RULE 13h-1 and FORM 13H
On October 3, 2011, the U.S. Securities and Exchange Commission’s (“SEC”) Rule 13h-1, under Section 13(h) of the Securities Exchange Act of 1934, became effective. The purpose of the new rule is to assist the SEC in identifying and obtaining trading information on market participants that are involved in a large amount of trading activity in the U.S. securities markets.

The rule imposes new filing requirements on “Large Traders,” and new recordkeeping, reporting and monitoring requirements on broker-dealers. Rule 13h-1 defines Large Trader: as any person or entity, including investment advisers, that directly or indirectly exercises investment discretion over one or more accounts and effects transactions for the purchase or sale of any [exchange-listed] security for or on behalf of such accounts, by or through one or more registered broker-dealers, in an aggregate amount equal to or greater than either 2 million shares or $20 million in a single day; or 20 million shares or $200 million in a calendar month. There are a limited number of exceptions to the definition of Large Trader including trades related to gifts, distributions of estates, court-ordered transactions, exercises or assignments of options contracts, and the creation of ETFs.

Rule 13h-1 requires a Large Trader to identify itself to the SEC and make certain disclosures on Form 13H. The information requested by Form 13H includes basic identifying information, the name of the organization and any affiliates, an organization chart, a description of the nature of the Firm’s business, a list of forms the business filed with the SEC, the names of each general partner and executive officers, directors or trustees, and a list of broker-dealers where the trader has an account.  The Form 13H is kept confidential by the SEC and will be exempt from Freedom of Information Act requests.
Upon receipt of the Form 13H, the SEC will assign the Large Trader an identification number known as an LTID. The Large Trader must provide its LTID to each registered broker-dealer effecting transactions on its behalf. The registered broker-dealer(s) are required to maintain records concerning the Large Trader’s trades.

An organization must file its initial Form 13H within ten days of qualifying as a Large Trader. After making an initial Form 13H filing, Large Traders must continue to file Form 13H annually. Further, if any information contained within the form becomes inaccurate or out-dated, an amended filing must be made by the end of the calendar quarter. If an organization has filed a Form 13H, but during the previous calendar year did not place a trade that qualified as a large trade, it can make a filing to request “inactive” status and re-activate whenever necessary.
The Chief Compliance Officer is responsible for determining whether the Firm is required to make a 13H filing, and, if the Firm is so required, for ensuring that such filings are timely made.
G.Foreign Client Filings
Many investment advisers currently service clients living abroad. Some advisers are under a false impression that compliance with U.S. regulatory requirements is sufficient. In many countries, depending upon certain factors (i.e., number of clients, citizenship, place of business, etc.), that is not the case. Moreover, certain countries regulate investment advisers based on the current location of the client, not citizenship or permanent residence. Penalties for advising clients without proper registration and/or qualification in a foreign jurisdiction will differ depending upon the country. Any investment adviser, whether state or SEC registered, that advises foreign clients (including United States citizens living abroad) should ascertain if non-U.S. regulatory requirements will apply.
The Chief Compliance Officer shall be responsible for determining if the Firm has any foreign clients, and if the Firm does, ascertaining whether any additional regulatory requirements apply to the Firm’s engagement by such clients.

H.Filing for Exemption for CFTC Rule 4.5
The advisor must file for exemption 60 days before the end of each year for the CFTC Rule 4.5 exemption.
XVII.

CODE OF ETHICS
(Section 204a and Rule 204A-1)
A.Code of Conduct
The Firm has established this Code of Ethics (the “Code”) pursuant to Rule 204A-1 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). As an investment adviser, the Firm has an undivided duty of loyalty to act solely in the best interests of its clients, an obligation which includes the responsibility to make full and fair disclosure of all material facts, especially where the Firm’s interests may conflict with those of its clients. In carrying on its daily affairs, the Firm and all Firm Associated Persons (also known as “Supervised Persons”), shall act in a fair, lawful and ethical manner, in accordance with the rules and regulations imposed by the Firm’s governing regulatory authority (e.g., United States Securities and Exchange Commission, state bureau of securities, etc.).
All Firm personnel should review this Code, as well as the Firm’s internal policies and procedures, in an effort to be aware of their responsibilities pertaining to client service. To the extent that any term within the Firm’s Compliance Manual, or any other Firm policy, is inconsistent with any term contained within this Code, the Code shall control. Any violation of this Code or any other Firm policy and/or procedure shall be subject to the Firm’s disciplinary procedures, which may include termination of employment. THE FIRM SHALL PROVIDE ALL SUPERVISED PERSONS WITH A COPY OF OUR CODE AND ANY AMENDMENTS TO OUR CODE. EACH SUPERVISED PERSON WILL COMPLETE AN ANNUAL ACKNOWLEDGEMENT OF THIS CODE.
B.Scope of the Code
The terms of this Code apply to all of the Firm’s supervised persons and sets forth the standard of conduct by which each individual should carry out his/her respective obligations. Specifically, this document presents the Firm’s fundamental standard of conduct and shall address issues pertaining to:
·Privacy of Client Non-Public Personal Information (See the “Privacy (Regulations S-P and S-ID)” section of this Manual);
·Insider Trading;
·Personal Securities Transactions;
·Receipt of Gifts;
·Political Contributions.
As discussed in paragraph E below, the rules on the issue of reporting securities transactions pertain to the securities accounts in which any Firm Associated Person has any direct or indirect beneficial interest, including for his or her immediate family (i.e., spouse, minor children, and adults living in the same household as the officer, director, or employee, and trusts for which the employee serves as a trustee or in which the employee has a beneficial interest). Of particular concern (but not exclusive) are securities in which client assets may be invested, including stocks, options, futures and options on futures, but generally not those which are excluded from the definition of “reportable securities” (e.g. bankers’ acceptances, bank certificates of deposit, commercial paper, shares of unaffiliated registered open-end investment companies, etc.) (see definition section below).
C.Standards of Business Conduct
All Firm personnel shall act in accordance with the requirements of the Advisers Act, which sets forth numerous policies and procedures pertaining to the Firm’s advisory business. The Firm, as a fiduciary, has an obligation to act consistent with the Advisers Act, but to also place the clients’ interests above those of the advisory firm. To that end, all supervised persons should avoid conflicts of interest that could compromise the advisory firm’s ability to act in the clients’ best interests For example, the Firm has determined that supervised persons should not accept inappropriate cash or gifts from any client, service provider or other third party. Cash or gifts from a client service provider to an Associated Person, in addition to any proposed outside business activity (see “Approval of Outside Employment/Activities” section of the manual), are subject to pre-approval by the Chief Compliance Officer.
In a similar vein, it shall be against Firm policy for any Firm representative to use the mails or any means or instrumentality of interstate commerce:
(i)to employ any device, scheme, or artifice to defraud a client or prospective client;
(ii)to engage in any transaction, practice, or course of business which defrauds or deceives a client or prospective client;
(iii)to knowingly sell any security to or purchase any security from a client when acting as principal for his or her own account, or to knowingly effect a purchase or sale of a security for a client’s account when also acting as broker for the person on the other side of the transaction, without disclosing to the client in writing before the completion of the transaction the capacity in which the adviser is acting and obtaining the client’s consent to the transaction; and
(iv)to engage in fraudulent, deceptive or manipulative practices.
The Firm is aware of concerns surrounding nonpublic information, specifically in the areas of client service and securities trading. The Firm’s standard of business conduct relative to client nonpublic personal information is consistent with the terms of Regulation S-P, in that it has established a Privacy Program that includes the delivery to all prospective and current clients a Privacy Notice detailing the framework within which client information is secured, as well as an internal Privacy Policy to be reviewed and executed by all Firm Associated Persons. The Privacy Policy and Notice create appropriate standards for the security of client personal information, and detail the framework within which client information is secured (see the “Privacy (Regulations S-P and S-ID)” sections of this manual for additional information on the Firm’s privacy initiatives).
As it relates to nonpublic information in the securities trading area, the Firm’s standard of business conduct focuses upon non-disclosure. No person associated with the Firm shall disclose “material nonpublic” (see definition below) information about a company or about the market for that company’s securities: (a) to any person except to the extent necessary to carry out the Firm’s legitimate business obligations, or (b) in circumstances in which the information is likely to be used for unlawful trading. No Firm employee who is in possession of material nonpublic information about a company, or about the market for that company’s securities, is permitted to purchase or sell those securities until the information becomes public and sufficient time has passed such that the market would have already reacted.
Finally, it is, and always has been, the policy of the Firm that it and each such supervised person comply with the aforementioned standards and to recognize that the Firm has a fiduciary obligation towards its clients. Supervised persons should be fully aware of the high value the Firm has placed and continues to place on the adherence by all supervised persons to ethical conduct at all times, and all supervised persons are urged to comply not only with the letter of their respective fiduciary duties, but also to the ideals of the Firm. . Whenever a supervised person has a conflict of interest, they shall report that conflict to the CCO and fully disclose this conflict to clients if it is deemed by the CCO as an acceptable and manageable conflict.. In addition, all supervised persons are required to comply with those federal securities laws which apply to the business of the Firm, and your execution of the Annual Acknowledgment of the Policies and Procedures, if you are a supervised person, constitutes your agreement that you have complied, and will continue to comply, with such applicable laws. For purposes of this paragraph, “federal securities laws” means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a — mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-

Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999)), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 — 5314; 5316 — 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.
Financial Affiliates (Related Advisors, Common Control Persons) and the conflicts of interest they generate are declared in ADV Parts 1 and 2 and in the firms separate list of “Unique Compliance Risks”.
D.Insider Trading
The securities laws prohibit trading by a person while in the possession of material nonpublic information about a company or about the market for that company’s securities. The securities laws also prohibit a person who is in possession of material nonpublic information from communicating any such information to others.
Section 204A of the Act requires that investment advisers maintain and enforce written policies reasonably designed to prevent the misuse of material nonpublic information by the investment adviser or any person associated with the investment adviser.
Insider trading violations are likely to result in harsh consequences for the individuals involved, including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the nonpublic information, civil penalties of up to $1 million or three times such profits or losses, whichever is greater, exposure to additional liability in private actions, and incarceration.
Trading on Material Nonpublic Information
No employee of the investment adviser who is in possession of material nonpublic information about a company, or about the market for that company’s securities, is permitted to purchase or sell those securities until the information becomes public and the market has had time to react to it. Should you have any doubt regarding the propriety of a proposed securities transaction, you should seek advice from the Chief Compliance Officer, who has been designated by the Firm to handle such matters.
Disclosure of Material Nonpublic Information
No person associated with the Firm shall disclose material nonpublic information about a company or about the market for such that company’s securities: (a) to any person except to the extent necessary to carry out the legitimate business obligations of the investment adviser, or (b) in circumstances in which the information is likely to be used for unlawful trading.
No person associated with the firm shall disclose the holdings of any client/fund account unless it adds value to the client/fund and is part of a required audit or service to the firm as defined in TAP Trust Policy: “Policy on Disclosure of Portfolio Holdings”
Questions about the Firm’s Insider Trading Policy
While compliance with the law and with a Firm’s policies and procedures described above is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. Any questions should immediately be addressed with the Chief Compliance Officer who has been designated by the Firm to respond to such questions.
Violations
Violations of the Firm’s policies and procedures relative to prohibitions against insider trading will be regarded with the utmost seriousness and will constitute grounds for immediate dismissal.
E.Personal Securities Transactions
All Access Persons (see Definitions section below) must submit for the Firm’s review, a report of his/her personal securities transactions and securities holdings periodically, as provided and further explained herein. One purpose of the Rule is to provide the Firm with information on “scalping” (i.e., a practice whereby the owner of shares (e.g., an Access Person) of a security recommends that security for investment and then immediately sells it at a profit upon the rise in the market price which follows the recommendation), as well as potentially abusive “soft dollar” or brokerage practices. In addition, this requirement can help detect insider trading, “front-running” (i.e., personal trades executed prior to those of the Firm’s clients) and other potentially abusive practices.
Initial and Annual Holding Reports on Current Securities Holdings of Access Persons
Each Access Person of the Firm must provide the Chief Compliance Officer or his/her designee with a written report of the Access Person’s current securities holdings within 10 days after the person becomes an Access Person, which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person. Additionally, each Access Person must provide the Chief Compliance Officer or his/her designee with a written report of the Access Person’s current securities holdings at least once each 12-month period thereafter on a date the Firm selects, and the information must be current as of a date no more than 45 days prior to the date the report was submitted; provided, however that at any time that the Firm has only one Access Person, he or she shall not be required to submit any securities report described above.
Each securities holdings report must provide, at a minimum, the following information:
(i)the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security (as defined below) in which the Access Person has any direct or indirect beneficial ownership (as defined below);
(ii)the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit; and
(iii)the date the Access Person submits the report.
Holdings Report: A copy of the Holdings Report form is included as an Exhibit to this manual. In the alternative, if the Access Person affirms, in writing, that all of his/her holdings are included on certain hard copy year-end or electronic statements which are provided or made available to the CCO, then the submission of the Holdings Report is not required.
Transaction Reports
Each Access Person must provide the Chief Compliance Officer or his/her designee with a written record of his/her personal securities transactions no later than thirty (30) days after the end of each calendar quarter, which report must cover all transactions (other than those pursuant to an “automatic investment plan” as defined in Rule 204A-1(e)(2)) during the quarter. The report must provide, at a minimum, the following information about each transaction (other than pursuant to an “automatic investment plan” as defined in Rule 204A-1(e)(2)) involving a reportable security (see definition section below) in which the Access Person had, or as a result of the transaction acquired, any direct or indirect “beneficial ownership” (see definition section below):
(i)The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;
(ii)The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(iii)The price of the security at which the transaction was effected;

(iv)The name of the broker, dealer or bank with or through which the transaction was effected; and
(v)The date the Access Person submits the report.
The security transaction reporting requirement may be satisfied by providing duplicate broker trade confirmations or account statements of all such transactions to the Firm no later than thirty (30) days after the end of each calendar quarter.
New Accounts
No later than 30 days after the end of a calendar quarter, the following information will be provided with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:
(i)The name of the broker, dealer or bank with whom the Access Person established the account;
(ii)The date the account was established; and
(iii)The date that the report is submitted by the Access Person.
Alternative Reporting Methods
In the alternative to the security transaction reporting requirement, the Firm may require: (1) all personal securities transactions for its Access Persons be executed with or through a broker-dealer/custodian of the Firm’s choosing; or, (2) its Access Persons to maintain all investment accounts with a broker-dealer/custodian of the Firm’s choosing, provided that the broker-dealer/custodian and/or Access Person complies with the submission of the broker trade confirmations or account statements to the Firm as referenced in the last paragraph. In addition, if the Firm is provided with ongoing electronic access to all required accounts, then the access person will be relived of his/her responsibility to provide statements to the Firm, provided that the access person affirms, in writing, that all of his /her accounts are maintained at such broker-dealer/custodian.
Exceptions
The above holdings and transactions reporting requirements do not apply to transactions effected in any account over which a particular Access Person has no direct or indirect influence or control. In addition, the holdings and transactions reporting requirements do not apply to securities which are excluded from the definition of reportable security (see definition section below).
Investment Policy and Procedures
No Access Person of the Firm may effect for himself or herself or for his or her immediate family (i.e., spouse, minor children, and adults living in the same household as the officer, director, or employee, and trusts for which the employee serves as a trustee or in which the employee has a beneficial interest) (collectively “Covered Persons”) any transactions in a security which is being actively purchased or sold, or is being considered for purchase or sale, on behalf of any Firm clients, unless in accordance with the following Firm Procedures.
1.Firm Procedures
In order to implement the Firm’s Investment Policy, the following procedures have been put into place with respect to the Firm and its Covered Persons:
a.If the Firm is purchasing or considering for purchase any exchange listed security on behalf of the Firm’s client, no Covered Person may transact in that security prior to the client purchase having been completed by the Firm, or until a decision has been made not to purchase the security on behalf of the client; and
b.If the investment adviser is selling or considering the sale of any exchange listed security on behalf of a Firm client, no Covered Person may transact in that security prior to the sale on behalf of the client having been completed by the Firm, or until a decision has been made not to sell the security on behalf of the client.
2.Exceptions
a.This Investment Policy has been established recognizing that some securities being considered for purchase and sale on behalf of the Firm’s clients trade in sufficiently broad markets to permit transactions to be completed without any appreciable impact on the markets of the securities. Under certain circumstances, exceptions may be made to the policies stated above per the authorization of the Chief Compliance Officer, who has been designated by the Firm to address any prospective exceptions.(See Pre-Clearance Form included as an Exhibit to this manual); and
b.Open-end mutual funds and/or the investment subdivisions which may comprise a variable insurance product are purchased or redeemed at a fixed net asset value price per share specific to the date of purchase or redemption. As such, transactions in open-end mutual funds and/or variable insurance products by Covered Persons are not likely to have an impact on the prices of the fund shares in which clients invest, and are therefore not prohibited by the Firm’s Investment Policy.
Restricted Securities (to the extent applicable)
Because Soundwatch only manages broad based ETF’s, which represent stock indices, it does not trade single stock securities. It therefore does not have risks associated with inside corporate knowledge. It therefore does not maintain a list of “Insiders” nor does it maintain a “Restricted List of Securites” The policy will be amended as appropriate if Soundwatch were to start managing single stock positions.

Pre-approval Required for IPO’s and Limited Offerings
The acquisition of a beneficial ownership (see definition section below) interest in any security in an initial public offering (as defined in Rule 204A-1(e)(6)) or in a limited offering (as defined in Rule 204A-1(e)(7)) by an Access Person is prohibited unless expressly approved in advance by the Chief Compliance Officer, provided, however that at any time that the Firm has only one Access Person, he or she shall not be required to obtain pre-approval for an initial public offering or limited offering. The Chief Compliance Officer is required to obtain such approval from Cory Chmelka, in order to avoid a situation where an individual can approve his or her own transactions. The Firm shall maintain a record of any decision, and the reasons supporting the decision, approving the acquisition of such securities by Access Persons for at least five years after the end of the fiscal year in which the approval is granted. Soundwatch does not participate in IPO’s or limited offerings.
Retention of Certain Records
A record of each securities holdings report and transaction report, including any duplicate broker trade confirmation or account statements provided by an Access Person (or his/her broker/dealer or custodian) in lieu of a securities transactions report, shall be maintained by the Firm for the time period required by the Act. In addition, a record of the names of persons who are currently, or within the past five years were, Access Persons of the Firm shall be maintained.

F.Definitions
“Access Persons” [either] means:
(i)any of the Firm’s supervised persons (as defined below) who: (A) has access to nonpublic information regarding any Firm clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund (as defined under Rule 204A-1(e)(9)), or (B) is involved in making securities recommendations to Firm clients, or who has access to such recommendations that are nonpublic; or
(ii)Since providing investment advice is the Firm’s primary business, all of the Firm’s directors, officers, members and/or partners.
“Beneficial ownership” means an Access Person having or sharing a direct or indirect pecuniary interest (i.e., the opportunity, directly or indirectly, to profit or share in any profit) in the reportable securities (or initial public offering or limited offering, as the case may be), directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise.
“Material” information means any information about a company, or the market for its securities, that, if disclosed, is likely to affect the market price of the company’s securities or to be considered important by the reasonable investor in deciding whether to purchase or sell those securities. Examples of information about a company which should be presumed to be “material” include, but are not limited to, matters such as (a) dividend increases or decreases, (b) earnings estimates, (c) changes in previously released earnings estimates, (d) significant new products or discoveries, (e) developments regarding major litigation by or against the company, (f) liquidity or solvency problems, (g) significant merger or acquisition proposals, or (h) similar major events which would be viewed as having materially altered the information available to the public regarding the Firm or the market for any of its securities. The foregoing is not intended to be an exhaustive list.
“Nonpublic” information means information that has not been publicly disclosed. Information about a company is considered to be nonpublic information if it is received under circumstances which indicate that it is not yet in general circulation.
“Reportable security” means any security defined in Section 202(a)(18) of the Act (generally, all securities of every kind and nature), except that it does not include:
(i)Direct obligations of the Government of the United States;
(ii)Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
(iii)Shares issued by money market funds;
(iv)Shares issued by open-end funds other than reportable funds (as defined in Rule 204A-1(e)(9)); and
(v)Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds (as defined in Rule 204A-1(e)(9)). This exception is aimed at variable insurance contracts that are funded by insurance company separate accounts organized as unit investment trusts. (Note: although not specifically excluded from the definition of reportable security, it is presumed the variable insurance products are included within this exception).
“Supervised person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Firm, or other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

G.Administration and Enforcement of Code:
The Chief Compliance Officer shall be responsible for administering and enforcing this Code, a necessary part of which is supervising employees through the implementation process. Should any Associated Person have any questions regarding the applicability of this Code, (s)he should address those questions with the Chief Compliance Officer. Pursuant to Section 203(e)(6) of the Act, the Firm and Chief Compliance Officer shall not be deemed to have failed to supervise any person if –
•there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person, and
•the Chief Compliance Officer has reasonably discharged the duties and obligations incumbent upon that position by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.
While compliance with the law and with a Firm’s policies and procedures described above is each individual’s responsibility, interpretive questions may arise, such as whether certain information is material or nonpublic, or whether trading restrictions should be applicable in a given situation. All violations of this Code should be reported to the Chief Compliance Officer. Any questions should immediately be addressed with the Chief Compliance Officer who has been designated by the Firm to respond to such questions.
Annual Report
No less frequently than annually, the Firm will furnish to the board of directors of Soundwatch Hedged Equity Fund (BHHEX), a written report (the “Annual Compliance Report for BHHEX”) that:
• Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
•Certifies that the Firm has adopted procedures reasonably necessary to prevent Access Persons from violating the code.
H.Recordkeeping
In addition to the above, the Code of Ethics currently in effect, or that at any time in the past six years was in effect, must be maintained by the Firm. Additionally, a copy of the executed Annual Acknowledgment of the Policies and Procedures of each person who is currently, or within the past six years was, a supervised person must be maintained by the Firm. Furthermore, the Firm is required to maintain a record of any violation of the Code of Ethics (but this does not include any initial reports by employees that informed the Firm of a violation of Firm policies, procedures and/or Code of Ethics), and of any action taken as a result of the violation.
ALL 40 ACT FUND RELATED RECORDS AND ALL VERSIONS OF SOUNDWATCH COMPLIANCE DOCUMENTS MUST BE MAINTAINED FOR 6 YEARS.
In addition, the Firm shall maintain the following books and records for at least 5 years:
•Annual Compliance Report for BHHEX
•Ongoing list of Access Persons.
•Access Person Acknowledgement Form memorializing receipt of this Code of Ethics.

•Holdings Reports as discussed above.
•Quarterly Transaction Reports as discussed above.
•Record of any Chief Compliance Officer decision to approve an Access Persons’ personal security transaction (if required) and the underlying rationale supporting that decision.
•Records of Code of Ethics violations and any resulting remedial action, not including any “whistleblower” reports made by supervised persons.
I.Gifts and Entertainment
Receipt of Gifts: It is the policy of the Firm to achieve a balance relative to the receipt/acceptance of gifts from clients or vendors with the avoidance of conflicts of interest or appearances of impropriety. As such, receipt of a holiday gift or expression of thanks from a client for a job well done is not prohibited, provided that the gift is not cash or a cash equivalent, which are prohibited by the Firm. However, all non-cash gifts from vendors, the estimated value of which clearly exceeds $200, should be reported to the Chief Compliance Officer. The above policy recognizes that the dollar value of attendance at certain functions (dinner, golf outing, sporting event) will exceed $200, and is not intended to be prohibited by this policy. However, attendance at such vendor sponsored events should be reported to the Chief Compliance Officer so that a determination can be made that it (they) is (are) neither excessive nor create(s) the potential for a conflict of interest.
Gifts to Clients: Although the Firm does not prohibit gifts to clients, including a gesture of appreciation for referring a prospective new client, all Firm personnel must be mindful that such gifts should not be of a magnitude and/or frequency to potentially raise issues that the gift(s) rise to a level that the client is receiving non-cash compensation for acting as a solicitor.  Solicitor arrangements are governed on both a SEC and state level.  (See discussion at the “Testimonials, Endorsements, and Solicitation Activity” section of this manual.)
J.Political Contributions
It is the policy of the Firm to avoid conflicts of interest or appearances of impropriety in connection with the provision of advisory services for compensation to any government client and to identify risk exposures for the Firm and its clients. (See discussion at the “Political Contributions (Rule 206(4)-5)” section of this manual.)
The CCO shall forward any revisions and/or additions to the Code of Ethics to all employees upon the adoption thereof.
PLEASE NOTE: All Code of Ethics violations must be immediately reported to the CCO.
XVIII.

SOLICITORS
The Firm does not pay referral fees. All questions regarding the payment of referral fees and/or solicitors should be addressed with the Firm’s Chief Compliance Officer. See discussion at the “Testimonials, Endorsements, and Solicitation Activity” section of this manual.)

XIX.

MARKETING MATERIALS AND ADVERTISING
A.Overview
Advertisements and other promotional activities by advisers are regulated by the Securities Exchange Commission (“SEC”) under the provisions that govern advertising by investment advisers with respect to both existing and prospective clients. Rule 206(4)-1 of the Investment Advisers Act was amended and adopted by the SEC (the “Marketing Rule” or “the Rule”), which became effective on May 4, 2021. The Marketing Rule amended Rule 206(4)-1 (the “Advertising Rule”) and replaced Rule 206(4)-3 (the “Solicitation Rule”). Under the Marketing Rule, it is unlawful for an investment adviser to engage in any act, practice or course of business that is fraudulent, deceptive, or manipulative.
The Marketing Rule defines the term advertisement “broadly” and in two prongs: the first prong includes traditional investment adviser advertisements, while the second prong specifically covers compensated testimonials and endorsements. The amended definition of “advertisement” includes:
i.Any direct or indirect communication an investment adviser makes to more than one person, or to one or more persons if the communication includes hypothetical performance,
a.that offers the investment adviser’s advisory services with regard to securities to prospective clients or investors in a private fund advised by the investment adviser, or
b.offers new investment advisory services with regard to securities to current clients or investors in a private fund advised by the investment adviser; and
ii.any endorsement or testimonial for which an investment adviser provides compensation, directly or indirectly.
Brand content1, general education material2, and market commentary3 are not advertisements under the Rule. Additionally, communications to existing investors which do not offer new investment advisory services are generally not advertisements.

B.General Prohibitions for All Advertisements
Rule 206 of the Advisers Act defines various fraudulent acts and practices with respect to advertisements by investment advisers. These prohibitions apply to all advertisements, including testimonials and endorsements, that are directly or indirectly disseminated. The Marketing Rule prohibits the following advertising practices:
1.Untrue Statements and Omissions. Making an untrue statement of a material fact or omitting a material fact necessary to make the statement made, in light of the circumstances under which it was made, not misleading, including information that would reasonably be likely to cause an untrue or misleading implication or inference to be drawn concerning a material fact relating to the adviser.
2.Facts that cannot be substantiated upon SEC demand. An advertisement may not include a material statement of fact that the adviser does not have a reasonable basis for believing it will be able to substantiate upon demand by the SEC.
1 Brand content includes communications designed to raise the profile of the adviser generally but does not include communications that offer any investment advisory services with regard to securities.
2 General education material includes communications limited to providing general information about investing, such as information about types of investment vehicles, asset classes, strategies, certain geographic regions, or commercial sectors.
3 Market commentary includes communications aimed at informing current and prospective investors, including private fund investors, of market and regulatory developments in the broader financial ecosystem or at helping current investors interpret market and regulatory shifts by providing context when reviewing investments in their portfolios, as well as communications aimed at educating investors, but does not include communications that include a description of how the adviser’s securities-related services can help prospective investors or otherwise offer the adviser’s services.

3.Materially misleading to a reasonable investor. An advertisement may not include information that would reasonably be likely to cause an untrue or misleading implication or inference.
4.Discussions of investment benefits that are not fair and balanced. An advertisement may not discuss any potential benefits to clients or investors connected with or resulting from the investment adviser’s services or methods of operation, without also providing fair and balanced treatment of any material risks or material limitations associated with the potential benefits.
5.References to specific investment advice that are not fair and balanced. An advertisement may not include a reference to specific investment advice provided by the investment adviser where such investment advice is not presented in a manner that is fair and balanced.
6.Performance Presentations that are not fair and balanced. An advertisement may not include or exclude performance results, or present performance time periods, in a manner that is not fair and balanced.
7.An advertisement may not otherwise be materially misleading.
Additionally, an adviser’s statements in an advertisement also are subject to section 208(a) of the Act, which generally states that it is unlawful for a registered investment adviser to represent or imply that it has been sponsored, recommended, or approved by any agency of the United States. However, registered investment advisers are not prohibited from stating that they are registered with the Commission if the statement is true, and the effect of registration is not misrepresented.
C.Review and Approval
Before any marketing materials or advertising concerning the Firm or its services is published or distributed to clients or prospective clients, the material must be reviewed and approved by the Chief Compliance Officer. This requirement applies not only to materials that are to be addressed or distributed to more than one client or prospective client, but to all materials to be provided at one-on-one meetings with clients or prospective clients. Specifically:
1.Only Firm marketing materials that have been previously approved by the Firm’s CCO can be presented to existing and prospective clients. No deviations or modifications are permitted without express prior approval/authorization from the Firm’s CCO;
2.Client names/contact information are not to be provided to the media. By so doing, the Firm could be assisting in the publication of a testimonial, which is expressly prohibited by the Advisers Act;
3.Never provide Firm “assets under management” information to the media unless (1) you have first advised and received authorization from the Firm’s CCO to speak to the media; and (2) you have correspondingly confirmed the correct AUM. To do otherwise could lead to claims of misrepresentation; and,
4.Never provide Firm performance information to the media, any prospect, or at any seminar or conference unless reviewed and approved by the Firm’s CCO.
All questions concerning whether a given communication constitutes advertising or sales literature or whether an item of marketing material or advertising has been approved for distribution should be directed to the Chief Compliance Officer.
Soundwatch seeks to comply with the GIPS standards when presenting performance returns in its marketing material.
All marketing material for Soundwatch Hedged Equity Fund must be reviewed and approved by Quasar before utilizing. Documents will be submitted for approval by the CCO.

D.Performance Advertising
An investment adviser is not prohibited from making representations about its investment performance when soliciting clients, or from including performance information in advertisements. However, the Rule prohibits including in any advertisement:
•Gross performance unless the advertisement also presents net performance with at least equal prominence to, and in a format designed to facilitate comparison with, the gross performance results; and calculated over the same time period, and using the same type of return and methodology, as the gross performance results;
•Any performance results unless they are provided for specific time periods unless they are provided for one-, five- and ten-year time periods or are the performance results of a private fund;
•A statement or implication that the Commission has approved or reviewed any calculation or presentation of performance results;
•Performance results from fewer than all portfolios with substantially similar investment policies, objectives, and strategies as those being offered in the advertisement, with limited exceptions;
•Performance results of a subset of investments extracted from a portfolio, unless the advertisement provides, or offers to provide promptly, the performance results of the total portfolio;
•Hypothetical performance unless the adviser adopts and implements policies and procedures reasonably designed to ensure that the performance is relevant to the likely financial situation and investment objectives of the intended audience and the adviser provides underlying information about the hypothetical performance; and
•Predecessor performance unless there is similarity regarding the personnel and accounts at the predecessor adviser and the personnel and accounts at the advertising adviser. The advertising adviser also must include all relevant disclosures clearly and prominently in the advertisement.
1.Net Performance Requirement
When presenting performance results of any portfolio or any composite aggregation of related portfolios, other than for any private fund, advisers are required to include performance results of the same portfolio for 1-, 5-, and 10-year periods, in accordance with the Marketing Rule. If the portfolio does not exist for a given period, then the adviser must include information since inception. Performance for each period must be presented with equal prominence, and end on a date no less recent than the most recent calendar year-end. Advisers may advertise performance results for periods other than 1,5, and 10 years, so long as the advertisement also presents results for the required 1-, 5-, and 10-year time periods.
When Soundwatch disseminates any advertising using gross performance, net performance must also be displayed in an equally prominent manner to gross performance, in a format designed to facilitate comparison with gross performance and calculated over the same period of time and using the same type of return and methodology.
2.Prescribed Time Period Requirement
When Soundwatch presents performance of any portfolio or any composite aggregation of related portfolios in an advertisement, the results of that portfolio for 1-, 5-, and 10-year periods shall be presented as well. If the portfolio does not exist for a given period, then the adviser must include information since inception.
3.Related Performance Requirement

Advisers using “related performance” in its advertisements must include the performance of all portfolios with substantially similar investment policies, objectives, and strategies as those of the services being offered in the advertisement. However, advisers may exclude certain related portfolios so long as the advertised performance results were not “materially higher” than if all related portfolios were included and if doing so would not affect the prescribed time periods for the performance returns. Advisors are permitted to show performance either on a portfolio-by-portfolio basis or as a composite aggregation of all portfolios.
Advisors may include performance returns of a single portfolio without also providing the performance of other related portfolios if the performance is not materially higher than if all related portfolios had been included, and the performance does not violate the rule’s general prohibitions.
Soundwatch shall calculate the performance of all accounts managed in similar investment styles when seeking to advertise performance. Soundwatch may exclude related portfolios only if the advertised performance results are not materially higher than if all related portfolios had been included, and the exclusion does not alter the presentation of any applicable prescribed time period. In all other circumstances, related performance shall only be used when all related portfolios are included.
Soundwatch shall document its process for defining investment strategies and create composites by grouping all portfolios managed in that style for performance calculation purposes. The determination of whether a portfolio is a “related portfolio” under the rule requires a facts and circumstances analysis. The CCO, or his or her delegee, is responsible for conducting this analysis and documenting the fact and circumstances governing their final decision.
4.Extracted Performance Requirement
Extracted Performance is defined as “the performance results of a subset of investments extracted from a portfolio.” An adviser is prohibited from presenting extracted performance in an advertisement unless the advertisement provides, or offers to provide promptly, the performance results of the total portfolio from which the performance was extracted. Advisers are not required to provide detailed information regarding the selection criteria and assumptions underlying extracted performance unless the absence of such disclosures, based on the facts and circumstances, would result in performance information that is misleading or otherwise violates one of the general prohibitions. An adviser should take into account the audience for the extracted performance in crafting disclosures.
In accordance, it is Soundwatch’s policy that no extracted performance shall be presented without providing, or offering to provide promptly, the performance results of the total portfolio from which the performance was extracted. Anytime extracted performance is included in an advertisement, Adviser will disclose that the extracted performance represents a subset of a portfolio’s investments.
5.Hypothetical Performance
Hypothetical performance is defined as performance results that were not actually achieved by any portfolio managed by the Firm and explicitly includes, but is not limited to, model, backtested, and targeted or projected performance. The use of hypothetical performance in advertisements is only permitted when:
•    the Firm maintains policies and procedures reasonably designed to ensure that the hypothetical performance information is relevant to the likely financial situation and investment objectives of the intended audience of the advertisement;
•    the advertisement provides sufficient information to enable the intended audience to understand the criteria used and assumptions made in calculating such hypothetical performance; and
•    the advertisement provides (or offers to provide promptly if the intended audience is an investor in a private fund) sufficient information to enable the intended audience to understand the risks and limitations of using hypothetical performance in making investment decisions.

Adviser must use reasonable judgement about the likely investment objectives and financial situation of the advertisement’s intended audience. Risk information, for all audiences, must include any known reasons why the hypothetical performance might differ from actual performance of a portfolio.
Any advertisement which includes hypothetical performance information must be relevant to the likely financial situation and investment objectives of the intended audience. All advertisements containing hypothetical performance information must include sufficient information to enable to the intended audience to understand the criteria used and assumptions made in calculating the performance and understand the risks and limitations associated using hypothetical performance information in making investment decisions.
Soundwatch will include the intended audience is recorded on any advertisement which includes hypothetical performance information. No advertisement containing hypothetical performance shall be approved by the CCO or his or designee for dissemination without the presence of supporting documentation that the hypothetical performance information presented is relevant to the likely financial situation and investment objectives of its intended audience.
6.Predecessor Performance
Predecessor performance includes the use performance achieved at a predecessor firm by one or multiple of its advisers, and is only permitted if that adviser is primarily responsible for achieving the prior performance manages accounts at the current firm; the accounts managed at the prior firm are sufficiently similar to the accounts managed at the current firm; all sufficiently similar accounts from the prior firm are included in the advertisement, unless their exclusion would not result in materially higher performance or alter the presentation of any 1-,5-, and 10-year or since inception periods; and the advertisement clearly and prominently includes all relevant disclosures, including that the performance results were from accounts managed at another entity.
In addition to the above conditions, prior firm performance is also subject to the other provisions of the Marketing Rule, such as the general prohibition on presenting performance in a manner that is not fair and balanced.
With respect to recordkeeping, advisers presenting predecessor performance are now required to maintain all written communications related to the performance. The Marketing Rule also requires an adviser to have a reasonable basis for believing that it will be able to substantiate (upon demand from the SEC) all material statements of fact contained in an advertisement. In practice, therefore, an adviser seeking to present the performance of a prior firm must have all original records necessary to substantiate the performance
Soundwatch shall not present predecessor performance without ensuring that it complies with the Marketing Rule.
E.Testimonials, Endorsements, and Solicitation Activity
The former Solicitation Rule merged from the Advertising Rule into the Marketing Rule. As a result, solicitation activity is now regulated under the Marketing Rule.
A testimonial is defined as any statement by a current client or investor in a private fund advised by the adviser: (i) about the client or investor’s experience with the adviser or its supervised persons; (ii) that directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by the adviser; or (iii) that refers to any current or prospective client or investor to be a client of, or an investor in a private fund advised by the adviser.
An endorsement is defined as any statement by a person other than a current client or investor in a private fund advised by the adviser that: (i) indicates approval, support, or recommendation of the adviser or its supervised persons or describes that person’s experience with the adviser or its supervised persons; (ii) directly or indirectly solicits any current or prospective client or investor to be a client of, or an investor in a private fund advised by, the adviser; or (iii) refers any current or prospective client or investor to be a client of, or an investor in a private fund advised by the adviser.

Compensation includes, but is not limited to, fees based on a percentage of assets under management or amounts invested, flat fees, retainers, hourly fees, reduced advisory fees, fee waivers, and any other methods of cash compensation, and cash or non-cash rewards, including referral and solicitation activities.
The use of testimonials and endorsements in an advertisement, including solicitation activity, is prohibited unless the advertisement complies with the following conditions:
1.Disclosures of certain information. Advisers are required to provide certain clear and prominent summary disclosures, as well as additional disclosure related to terms of compensation and material conflicts of interest.
2.Adviser oversight and compliance. Advisers must have a reasonable basis to believe that any testimonial or endorsement complies with the requirements of the Rule. Additionally, advisers may be required to have a written agreement with any person giving a compensated testimonial or endorsement that describes the scope of the agreed upon activities and terms of compensation.
3.No disqualification. The Rule prohibits an adviser from compensating a person, directly or indirectly, for a testimonial or endorsement if the adviser knows, or in the exercise of reasonable care should know, that the person giving the testimonial or endorsement is an ineligible person at the time of dissemination.
The Marketing Rule provides for exemptions from certain conditions for testimonials and endorsements by an adviser’s affiliated personnel, promoters who receive de minimis compensation, registered broker-dealers, and covered persons under Rule 506(d) of Regulation D. These exceptions are described more fully below:
•Affiliated Personnel. The Rule provides an exemption for affiliated personnel 4 in which they do not have to provide the required disclosures if their relationship with the adviser is readily apparent or is disclosed and documented at the time the testimonial or endorsement is disseminated. In order for this exemption to apply, an adviser must document an affiliated person’s status contemporaneously with disseminating the testimonial or endorsement. If this exception is applicable, affiliated personnel are only exempted from provided the required disclosures and are still subject to the adviser oversight and compliance provision, as well as the disqualification provisions.
•Promoters who receive zero or de minimis compensation. A testimonial or endorsement that is disseminated for no compensation or de minimis compensation is not subject to the disqualification provisions or the written agreement requirement. If this exemption is applicable, these promoters are still subject to the adviser oversight and compliance provision, as well as the disclosure requirements.
•Registered Broker-Dealers. Promoters who are brokers or dealers registered with the Commission in accordance with section 15(b) of the Exchange Act
•Covered Persons. Those who are “covered persons” under Rule 506(d) of Regulation D are exempted from the disqualification provisions of the Rule when providing a testimonial or endorsement. If this exemption is applicable, covered persons are still subject to the adviser oversight and compliance provision, as well at the disclosure requirements.
It is the policy of Soundwatch to require that advertisements that include testimonials or endorsements provide disclosures and are subject to oversight by Soundwatch as prescribed by the Marketing Rule, unless certain exemptions are applicable. Whether or not an exemption applies shall be determined by CCO who is responsible for maintaining a record noting the applicable exemption(s) and the basis thereof. Such records shall comply with relevant recordkeeping rules and the policies of Soundwatch.
4 Affiliated personnel means an adviser’s partners, officers, directors, or employees, or a person that controls, is controlled by, or is under common control with the adviser, or is a partner, officer, director or employee of such person.

The CCO, or his or her designee, shall maintain a list of all persons who would be exempted from the disclosure requirements of the Marketing Rule.
1.Required Disclosures for Testimonials and Endorsements
An adviser must disclose or have a reasonable belief that the person giving the testimonial or endorsement will disclose the following:
1.Clear and prominent summary disclosure:
a)that the testimonial was given by a current client or investor, or that the endorsement was given by a person other than a current client or investor, as applicable;
b)that cash or non-cash compensation was provided for the testimonial or endorsement, if applicable; and
c)a brief statement of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser’s relationship with such person.
2.The material terms of any compensation arrangement including a description of compensation provided or to be provided, directly or indirectly, to the person for the testimonial or endorsement; and
3.A description of any material conflicts of interest on the part of the person giving the testimonial or endorsement resulting from the investment adviser’s relationship with such person and/or any compensation arrangement.
Advisers must have a reasonable belief that promoters are making the required disclosures, in the unique circumstance that the Firm is not. Reasonable belief may be determined by the adviser providing the required disclosures to the promoter and seeking confirmation that the disclosures were provided to the client or prospect along with the advertisement; or, in accordance with provisions of the written agreement (discussed below) with the promoter, which requires the delivery of mandatory disclosures and follow-up by the adviser.
It is the policy of Soundwatch to provide disclosures in accordance with the Marketing Rule. As part of the disclosure of the material terms of compensation, the disclosure shall state the range of commissions that the Firm charges for investors directed to it by the adviser. If and when a solicitation or referral is contingent upon the Firm receiving a particular threshold of directed brokerage from the adviser or Promoter, the disclosure will include this condition.5 In advertisements subject to the disclosure required by the Marketing Rule, Soundwatch shall also disclose the compensation provided either directly or indirectly to a person, other than a Promoter or adviser, for a testimonial or endorsement.
2.Oral Disclosures
Pursuant to the Marketing Rule, certain disclosures need not be in writing and may be made orally to a prospect(s) or client(s). Oral disclosures do not need to be recorded; however, when disclosures are made in a verbal manner, the adviser must maintain true, accurate, and current copies of the advertisement to the extent required by the Rule.
It is the policy of Soundwatch that oral disclosures may be permitted to be made at the time of, or prior to, the dissemination of a testimonial or endorsement.
5 Testimonials or endorsements by a broker or dealer registered with the Commission may be exempt from certain requirements under §275.206(4)-1(b)(4)(iii).

Any promoter disseminating a testimonial or endorsement on behalf of Soundwatch shall provide a record containing a memorialization that oral disclosures were provided, the substance of those disclosures, and when the disclosures were made.
3.Oversight and Written Agreement

An adviser that uses testimonials or endorsements in an advertisement must oversee compliance with the Marketing Rule. An adviser must also enter into a written agreement with promoters, except where the promoter is an affiliate of the adviser, or the promoter receives de minimis compensation6. The agreement shall describe the scope of the agreed upon activities and the terms of the compensation for those activities. Accordingly, Soundwatch shall maintain policies and procedures that support Soundwatch establishing a reasonable basis, based upon the facts and circumstances, for believing that the promoter’s testimonial or endorsement complies with the Marketing Rule.
It is the policy of Soundwatch to enter into and maintain records of written agreements with all promoters pursuant to the Marketing Rule.
All promoters will be required to enter into a written agreement with Soundwatch. Written promoter agreements shall be reviewed no less than annually to ensure the scope of agreed upon activities and compensation is accurately reflected.
4.Disqualification
The rule prohibits an adviser from compensating a person, directly or in directly, for a testimonial or endorsement if the adviser knows, or in the exercise of reasonable care should know, that the person giving the testimonial or endorsement is an ineligible person at the time the testimonial or endorsement is disseminated. An ineligible person includes a person who is subject to a disqualifying SEC action or is subject to any disqualifying event. A disqualifying SEC action is generally any SEC opinion or order barring, suspending, or prohibiting a person from acting in any capacity under the Federal securities laws.
Ineligible person(s) also applies to entity promoters such that if any of the following persons is ineligible, the entity promoter is disqualified for purposes of the Rule:
d)any employee, officer, or director of the promoter entity and any other individuals with similar status or functions within the scope of association with the promoter entity;
e)all general partners of the promoter entity if the promoter entity is a partnership; and
f)if the promoter entity is a limited liability company managed by elected managers, then all elected managers of the promoter entity.
Accordingly, Soundwatch has implemented policies and procedures designed to aid Soundwatch in determining whether a promoter, individually or a promoter entity, is an ineligible person pursuant to Marketing Rule.
It is the policy of Soundwatch to conduct initial and periodic background checks on promoters. Additionally, per its written agreement, Soundwatch requires all promoters to disclose to Soundwatch if they are subject to a disqualifying Commission action or to disqualifying event.
All promoter candidates will be pre-screened prior to entering into a written agreement with Soundwatch. Third party service providers, or platforms, may be used to conduct initial background checks on promoter candidates. In addition, periodic background checks and periodic reviews will be conducted on all engaged promoters.
6 Defined as $1,000 or less, or the equivalent of non-cash compensation, during the prior 12 months.

Should an employee of Soundwatch have any questions or concerns regarding testimonials, endorsements, or related requirements, contact the CCO.
F.Third-Party Ranking
A rating or ranking of the adviser provided by a person who is not a related person and who provides such ratings or rankings in the ordinary course of its business is considered a third-party rating. The Marketing Rule prohibits the use of third-party ratings in an advertisement, unless the adviser is able to meet a due diligence requirement as well as a disclosure requirement.
To meet its due diligence requirement, an Adviser must have a reasonable basis for believing that any questionnaire or survey used in the preparation of the third-party rating or ranking is structured to make it equally easy for a participant to provide favorable and unfavorable responses; and is not designed or prepared to produce any predetermined result. This may be fulfilled by obtaining a copy of the questionnaire or survey used to tabulate the rating, seeking representations from the third-party rating agency regarding general aspects of how the survey or questionnaire is designed, structured, and administered, or if the third-party rating provider publicly discloses general aspects of about its survey or questionnaire methodology.
To meet its disclosure requirement, an Adviser must clearly and prominently disclose the date on which the rating was given, the period of time upon which the rating was based, the identity of the third party that created & tabulated the rating, and if applicable, that compensation has been provided directly or indirectly by the adviser in connection with obtaining or using the third-party rating.
It is the policy of Soundwatch to only allow third-party ratings to be used once a reasonable basis has been established that the preparation of the rating or ranking allows for favorable and unfavorable responses and is not designed to produce any predetermined result. Such reasonable basis shall be documented prior to the dissemination of the advertisement and the advertisement shall include proper disclosures.
G.Internet Web Site/Social Networking Disclosure
Soundwatch does not maintain material content on an internet web site or any social networking page for the Firm or related to the Soundwatch Hedged Equity Fund. If the Firm currently (or in the future) maintains an internet web site and/or social networking page (Facebook, etc.) or blog, each of which constitute marketing materials/advertising, the Firm shall also maintain reasonable procedures to ensure that prior to any subsequent, direct communication with a prospective client, the Firm investment and its representative(s) are first registered, excluded, or exempted from registration requirements in the state where the client resides.. Moreover, additional substantive site disclosures should be included depending upon specific site content and links to third-party sites. Finally, as discussed above, the site should not elicit or permit testimonials-a statement by a current or former client as to the client’s satisfaction with/endorsement of the Firm’s services (See above).
Before any web site content is posted, removed or revised, the applicable content must be reviewed and approved by the Chief Compliance Officer.  The Firm maintains a web site which is only comprised of a home page and does not contain any material content. A copy of the Firm’s web site/social networking/blog disclosures and procedures is enclosed as an Exhibit to this manual.
All web-site material for Soundwatch Hedged Equity Fund (fund web site not yet completed) must be reviewed and approved by Quasar before utilizing. Material will be submitted for approval by the CCO. As noted above, Soundwatch does not maintain material content on an internet web site or any social networking page for the Firm or related to the Soundwatch Hedged Equity Fund.
The firm has adopted TAP Trust Policies and Procedures with respect to Website Advertisements
H.Exemption under Regulation 4.5 c Under the Commodity Exchange Act

Due to being exempt under Regulation 4.5 C, the fund may not be advertised as a commodity pool or for commodity trading interests.
I.Recordkeeping
The Marketing Rule requires advisers to retain the following key records documenting its advertising and related practices:
•Written or recorded materials used or disclosures provided for oral advertisements ;
•Written communications relating to the performance or rate of return of any portfolios;
•Accounts, books, internal working papers, and other documents necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any portfolios;
•For supporting records that display hypothetical performance, copies of all information provided or offered pursuant to the hypothetical performance provisions of the Marketing Rule;
•Documentation of communications relating to predecessor performance;
•Records of who the “intended audience” is pursuant to the hypothetical performance and model fee provisions of the Marketing Rule;
•Any communication or document related to Soundwatch’s determination that it has a reasonable basis for believing that a testimonial or endorsement complies with the Rule and a third-party rating complies with the Rule’s due diligence requirement; and
•If obtained, a copy of any questionnaire or survey used in the preparation of a third-party rating included in any advertisement.
It is the policy of Soundwatch to make and keep records of all advertisements disseminated in accordance with the Marketing Rule and applicable provisions of the recordkeeping requirements of the Investment Adviser’s Act of 1940.
With respect to the Soundwatch Hedged Equity Fund, the Firm is also responsible for the maintenance and retention of advertising files (records should include all draft versions, the final version, adviser approval, distributor approval, date of first use and FINRA letter as applicable). Soundwatch notes that although the distributor maintains records for FINRA, the Firm is expected to retain the official Fund record of any marketing piece.
J.Rule 482
Rule 482 requires that any fund advertisement that contains performance data must include specific statements and legends in certain font sizes and meet prominence and proximity requirements. Rule 482 also requires that all performance data in an advertisement must be calculated and displayed in accordance with SEC rules.
1.Disclosure Requirements
It is the Firm’s policy that an advertisement that includes performance data of the Fund must include:
•A legend disclosing that:

othe performance data quoted represents past performance;
opast performance does not guarantee future results;

othe investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and
ocurrent performance may be lower or higher than the performance data quoted.

The legend will also identify either a toll-free (or collect) telephone number or a Web site where an investor may obtain performance data current to the most recent month-end unless the advertisement includes total return quotations current to the most recent month ended seven business days prior to the date of use. The date of use refers to the date or dates when an advertisement is used by investors, not the date on which an advertisement is published or submitted for publication. The date of use refers to the entire period of use by investors and not simply the first date on which an advertisement is used.
•If a sales load or any other nonrecurring fee is charged, the maximum amount of the load or fee, and if the sales load or fee is not reflected, a statement that the performance data does not reflect the deduction of the sales load or fee, and that, if reflected, the load or fee would reduce the performance quoted.

2.Prominence and Proximity Requirements
In a print advertisement, it is the Firm’s policy that the statements noted above must be presented in a type size at least as large as and of a style different from, but at least as prominent as, that used in the major portion of the advertisement, provided that when performance data is presented in a type size smaller than that of the major portion of the advertisement, the statements may appear in a type size no smaller than that of the performance data. The Firm also notes the following:
•If an advertisement is delivered through an electronic medium, the above legibility requirements for the statements relating to type size and style may be satisfied by presenting the statements in any manner reasonably calculated to draw investor attention to them.
•In a radio or television advertisement, the above statements must be given emphasis equal to that used in the major portion of the advertisement.
•The statements above must be presented in close proximity to the performance data, and, in a print advertisement, must be presented in the body of the advertisement and not in a footnote.

3.Performance Return Limitations
The Firm will ensure that any quotation of the Fund’s performance contained in an advertisement shall be limited to quotations of:
•Average annual total return for one, five, and ten year periods, except that if the company's registration statement has been in effect for less than one, five, or ten years, the time period during which the registration statement was in effect is substituted for the period(s) otherwise prescribed. The quotations must: 1) be based on the methods of computation prescribed in Form N-1A, N-3, or N-4; 2) be current to the most recent calendar quarter ended prior to the submission of the advertisement for publication; 3) be set out with equal prominence; and 4) adjacent to the quotation and with no less prominence than the quotation, identify the length of and the last day of the one, five, and ten year periods.
•Current yield that: 1) is based on the methods of computation prescribed in Form N-1A, N-3, or N-4; 2) is accompanied by quotations of average annual total return as set forth above; 3) is set out in no greater prominence than the required quotations of total return; and 4) adjacent to the quotation and with no less prominence than the quotation, identifies the length of and the date of the last day in the base period used in computing the quotation.
•Tax-equivalent yield that: 1) is based on the methods of computation prescribed in Form N-1A, N-3, or N-4; 2) is accompanied by quotations of average annual total return and current yield as set forth above; 3) is set out in no greater prominence than the required quotations of yield and total return; 4) relates to the same base period as the required quotation of yield; and 5)

adjacent to the quotation and with no less prominence than the quotation, identifies the length of and the date of the last day in the base period used in computing the quotation.
•Average annual total return (after taxes on distributions) and average annual total return (after taxes on distributions and redemption) for one, five, and ten year periods, except that if the company's registration statement has been in effect for less than one, five, or ten years, the time period during which the registration statement was in effect is substituted for the period(s) otherwise prescribed. The quotations must: 1) be based on the methods of computation prescribed in Form N-1A; 2) be current to the most recent calendar quarter ended prior to the submission of the advertisement for publication; 3) be accompanied by quotations of average annual total return as set forth above, 4) include both average annual total return (after taxes on distributions) and average annual total return (after taxes on distributions and redemption); 5) be set out with equal prominence and be set out in no greater prominence than the required quotations of total return; and 6) adjacent to the quotations and with no less prominence than the quotations, identify the length of and the last day of the one, five, and ten year periods.
•Any other historical measure of company performance if such measurement: 1) reflects all elements of return; 2) is accompanied by quotations of average annual total return as set forth above; 3) in the case of any measure of performance adjusted to reflect the effect of taxes, is accompanied by quotations of average annual total return (after taxes on distributions) and average annual total return (after taxes on distributions and redemption) as set forth above, 4) is set out in no greater prominence than the required quotations of total return; and 5) adjacent to the measurement and with no less prominence than the measurement, identifies the length of and the last day of the period for which performance is measured.

Additionally, all performance data contained in any advertisement must be as of the most recent practicable date considering the type of Fund and the media through which the data will be conveyed, except that any advertisement containing total return quotations is permitted provided that:
•The total return quotations are current to the most recent calendar quarter ended prior to the submission of the advertisement for publication and total return quotations current to the most recent month ended seven business days prior to the date of use are provided at the toll-free (or collect) telephone number or Web site identified in the aforementioned legend above; or
•The total return quotations are current to the most recent month ended seven business days prior to the date of use of the advertisement.

The date of use refers to the date or dates when an advertisement is used by investors, not the date on which an advertisement is published or submitted for publication. The date of use refers to the entire period of use by investors and not simply the first date on which an advertisement is used.

XX.

ADVISORY AGREEMENTS AND FEES
A.Agreements
The Act does not require that an adviser enter into written agreements with its clients. However, if the adviser determines to enter into written agreements with its clients regarding the provision of services, the Act (and/or the Commission through interpretive rulings and/or guidance) does impose certain parameters and requirements, including the following:
•Section 205(a)(1) of the Act - prohibits a contract which provides for compensation based on a share of capital gains or capital appreciation of a client’s funds (except as provided for in Rule 205-3, the performance-based fee rule) (see B3 below);
•Section 205(a)(2) of the Act - requires a provision that there be no assignment of an advisory contract without the client’s consent;
•Section 205(a)(3) of the Act - requires an adviser, if a partnership, to notify the other party to the contract of any change in the membership of the partnership within a reasonable time after the change;
•Section 215(b) of the Act - no contractual provision may serve to waive compliance with the Act or the Rules and/or lead a client to believe (subject to certain allowable limitations) that he/she/it/they have/has waived his/her/their/its rights against the adviser;
•All unearned, pre paid fees must be refunded upon termination of a contract; and
•The terms of the advisory contract describing services and fees must be consistent with information in the Firm’s Form ADV.
The Firm generally requires written sub-advisory agreements with its clients (other Advisors). Revisions to any of the Firm’s written agreements are prohibited unless approved by the Chief Compliance Officer or his/her designee.
B.Fees
1.General Discussion
Except in the limited event of a performance fee arrangement (see discussion at C. below), the Firm’s compensation may not be based on a share of capital gains or capital appreciation of the funds or any portion of the funds of the client. In addition, as discussed above:
(1.)all unearned, pre-paid fees must be refunded upon termination of a contract; and
(2.)the terms of the advisory contract describing fees must be consistent with information in the Firm’s Form ADV.
2.Calculation/ Reporting
The method (i.e., hourly, fixed fee, percentage of assets under management, etc.) for determining the Firm’s advisory fees shall be set forth in the applicable written agreement with the client and on Part 2A of the Firm’s Form ADV. To the extent that the Firm charges an investment advisory fee based upon a percentage (%) of the market value of the assets placed under the Firm’s management, the Firm, in calculating its fee and providing supplemental reports to the client (if the Firm chooses to do in addition to the regular reports provided directly to the client by the broker-dealer/custodian), shall usually rely upon the asset values as reported by the account broker-dealer/custodian. Soundwatch will normally charge fees monthly in arrears based upon the previous months ending account value.
3.Performance Fees (Rule 205-3)
.
The Firm does not maintain performance fee arrangements.

C.Special Arrangements
The Firm maintains a special arrangement log to document any waivers granted by the Firm’s CCO for the Fund including, but not limited to, any waivers of investment minimum by the Firm as permitted by the Fund’s prospectus. Prior to a grant of a waiver or other special arrangement, the Firm’s CCO will confirm whether such waiver or special arrangement may be granted by the Firm’s CCO or if such waiver may only be granted by the Trust CCO or other Trust Officer.

XXI.

WRAP FEE PROGRAM/ASSET BASED PRICING
A.Background
A wrap fee program is defined as a program under which a client is charged a specified all-inclusive fee regardless of the number of trades effected in the client’s account for investment advisory services. The fee includes advisory services, execution, and custody services. Wrap account advisers and sponsors are required to disclose the features of the program on the wrap-fee program brochure of its Form ADV. Asset-Based pricing occurs when the Firm establishes with the account custodian a fixed percentage (%) to compensate the account custodian for account transactions (i.e. the amount paid by a client for transaction fees is based upon a percentage of the market value of the client’s account, it is not based on the number of transactions).
The Firm does not sponsor a Wrap-Fee program. (It does receive asset based pricing arrangements from some Custodians.)

XXII.

TRADING ERRORS
Although the Commission has not provided a standard definition as to what constitutes a trading error, the Firm recognizes the following trading error situations:
•effecting transactions in wrong securities and/or wrong amounts for a client account;
•effecting/allocating transactions for/to a wrong client account;
•effecting transactions in violation of an account’s written investment parameters; or
•failing to effect transactions for a client account.
Although the SEC has provided little guidance relative to trade error correction, the Firm has adopted the following parameters for the correction of trading errors:
•When the Firm corrects an error, the client must not be disadvantaged: the client must be “made whole.” Accordingly, if the Firm makes an error while placing a trade for an account, then the Firm, in order to comply with its fiduciary obligation to the client, must bear any costs of correcting such a trade. The Firm may also determine to establish a trade error account with the account custodian whereby the Firm shall maintain all trade errors resulting in gains and use the proceeds of any such account (if any) to offset any trade error reimbursements that it must make to a client.
•Soft dollars may not be used to pay for correcting the Firm’s trading errors (to the extent that the Firm determines to enter into soft dollar arrangements). The Commission believes that the use of soft dollars to correct the trade does not provide “lawful and appropriate” assistance to an investment adviser in performing its investment decision-making responsibilities for the client account.
•The Firm shall maintain a file documenting trade errors and the correction thereof.
All trade errors and/or questions regarding trade errors should be reported to/addressed with the Chief Compliance Officer.

A copy of the Firm’s Trade Error Report is enclosed as an Exhibit to this manual.
XXIII.

SUPERVISION
Section 203(e)(6) of the Act authorizes the SEC to take appropriate action against an investment adviser if the adviser or any person associated with the adviser “has failed reasonably to supervise, with a view to preventing violations of the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the rules or regulations under any of those statutes or the rules of the Municipal Securities Rulemaking Board.” The Section further provides that “no person shall be deemed to have failed reasonably to supervise any person if –
•there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person, and
•such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.
The primary purpose of the Firm’s Rule 206(4)-7 policies and procedures is to comply with the requirements of Section 203(e)(6) of the Act. The Chief Compliance Officer is primarily responsible for implementation of the Firm’s policies and procedures. Should an employee or investment adviser representative of the Firm have any questions regarding the applicability/relevance of the Act, the Rules, any section thereof, or any section of these policies and procedures, he/she should address those questions with the Chief Compliance Officer.

Please Note: All Firm Employees and representatives (upon hire and annually thereafter) shall be required to complete and submit the Firm’s Outside Business Activity Notification Form. See “Approval of Outside Employment/ Activities” section of this manual.
XXIV.

APPROVAL OF OUTSIDE EMPLOYMENT/ ACTIVITIES
Any employment or other outside activity by a Firm employee or investment adviser representative may result in possible conflicts of interests for the individual and/or for the Firm and should be reviewed and approved by the Chief Compliance Officer. Outside activities which must be reviewed and approved include such activities as the following:
•being employed or compensated by any other entity;
•active in any other business including part-time, evening or weekend employment;
•serving as an officer, director, partner, etc., in any other entity, including publicly traded companies;
•ownership interest in any non-publicly traded company or other private investments;
•any public speaking or writing activities; or
•engaging or participating in any investment or business transaction or venture with a Firm client.;
•serve as a Trustee or executor for a Firm client;
•serving on the Board of any charitable organization;
•state and local political contributions
Approval for any of the above activities is to be obtained by the individual from the Chief Compliance Officer before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the individual’s responsibilities at the Firm and any conflicts of interests relative to such activities may be addressed. (Certain Form ADV disclosures and amendments may also be required).
Please Note: All Firm Employees and representatives (upon hire and annually thereafter) shall be required to complete and submit the Firm’s Outside Business Activity Notification Form.

A copy of the Firm’s Outside Business Activity Notification Form is enclosed as an Exhibit to this manual.

The firm has adopted and follows TAP’s “Policy Regarding Service as a Director” in relation to serving on a board of a company which is a portfolio holding.
XXV.

POLITICAL CONTRIBUTIONS (RULE 206(4)-5)
EXCEPTION TO POLICY: If it is the Firm’s policy not to accept state or local governmental engagements, the Firm may determine not to require pre-reporting of applicable political contributions.
Soundwatch currently does not have any state or local government engagements and therefore it does not require pre-reporting of political contributions. .
XXVI.

SECURITIES WHISTLEBLOWER INCENTIVES AND PROTECTION PROGRAM
Section 922 of the Dodd-Frank act authorized the SEC to reward whistleblowers who provide it with original information that leads to a successful enforcement action by the SEC and/or certain state and federal regulators. The new rules, codified in Sections 21F-1 through 21F-17 of the Securities Exchange Act of 1934, became effective as of August 12, 2011.

Pursuant to the terms of the Securities Whistleblower Incentives and Protection Program (the “Program”), a whistleblower is defined as a natural person who submits to the SEC information related to the ongoing or imminent violation of federal securities laws. To qualify as a whistleblower-and to be considered for a bounty- a whistleblower must meet the following requirements:

(1)Voluntarily come forward to the SEC (2) with original information about a violation of the federal securities laws (3) that leads to a successful judicial or administrative enforcement action brought by the SEC (4) in which the SEC obtains monetary sanctions totaling more than $1 million.

To satisfy the “voluntary” prong under the Program’s final rules, a whistleblower must submit information to the SEC before it, the Public Company Accounting Oversight Board, a self-regulatory organization, a state attorney general, a state securities regulatory authority, or Congress asks for the same information.

To satisfy the “original information” prong of the final rule, the information must be: (1) derived from the whistleblower’s independent knowledge or independent analysis; (2) not already known by the SEC; (3) not exclusively derived from publicly available information, such as news reports; and (4) provided to the SEC for the first time after the enactment of the Dodd-Frank Act.

Under the final rules, there are three categories of information that may be considered to have led to a successful enforcement action:

(1)Information concerning conduct not under investigation or examination; or
(2)Information concerning conduct already under investigation or examination when the information has “significantly contributed” to the success of the action; or
(3)Information reported through internal compliance programs if: (a) a whistleblower reports original information through his or her employer’s internal compliance or reporting procedure before or at the same time it is passed along to the SEC; (b) the employer provides the whistleblower’s information and/or any information discovered during internal investigation to the SEC; and (c) the employer’s report leads to a successful enforcement action as set forth above.

The following persons are generally not eligible for whistleblower awards under the Program:

•Anyone with a preexisting legal, contractual or judicially mandated duty to report to the SEC potential violations of federal securities laws.
•External and in-house counsel who attempt to make whistleblower claims based on information obtained from the attorney-client relationship; exceptions exist where disclosure of the information is permitted under SEC or state bar rules.
•Persons deemed by a U.S. court to have obtained information by illegal means.
•Foreign government officials.
•Officers, directors, trustees or partners of an entity who learn of the alleged misconduct from another person, or who learn the information through the company reporting or compliance processes.
•Compliance and internal audit personnel.
•Public accountants, if the information relates to potential violations by the engagement client.

Compliance and internal audit staff may become whistleblowers entitled to a bounty in the following circumstances:

•The compliance of internal audit staffer believes disclosure may prevent harm to the regulated entity or its investors;
•The compliance or internal audit staffer believes the entity is engaging in conduct that will interfere with an ongoing investigation; or
•120 days or more has passed since the entity’s audit committee, chief legal officer or chief compliance officer became aware of the information.

The final rules of the Program impose extensive anti-retaliation protections for whistleblowers, including reinstatement for terminated whistleblowers, double back pay plus interest, and reimbursement of legal costs and fees.

The Firm maintains policies and procedures to help prevent violations of federal and/or state securities laws by its employees. The Firm’s Chief Compliance Officer is in-charge of monitoring and investigating its employees for potential violations of securities laws. All employees are encouraged to discuss any potential violations of federal and/or state securities laws with the Chief Compliance Officer. All matters reported to the Chief Compliance Officer will be investigated immediately and, if necessary, appropriate steps will be taken to address any potential violations.

Any questions pertaining to the above should be addressed with the Chief Compliance Officer.

XXVII.ETF Policies
1.Soundwatch shall adhere to TAP Trust Rule 6c-11 Policy.
2.Fund website requirements, including daily disclosure of Fund portfolio holdings; daily disclosure of Fund NAV, market price, premium/discount; line graph of Fund premium/discount for most recent calendar year and most recent completed calendar quarter; disclosure of Fund’s median bid-ask spread during each trading day of the last 30 calendar days; 2% premium/discount statement.
3.Robert Hammer and Jan Bos wil be responsible for the construction and approval of each custom basket for the Fund(s) including titles or roles. (Note, this is typically defined as the “Basket Committee”).
4.The custom baskets will include a designated S&P500 ETF (currently the Barclays ishare IVV ETF) that tracks the underlying sharing, plus several S&P500 Index options (“SPX” options) as defined by the Soundwatch proprietary model. The options are rolled each week or quarter according to the proprietary model. The current custom basket will be defined each day by the “Basket Committee” and be communicated as agreed with the LMM (Lead Market Maker)
5.Soundwatch will use an indicative NAV provided by the exchange as well as its own calculated indicative NAV to monitor live the bid ask spread in Excel as well as bloomberg. Soundwatch wants to ensure a liquid and fair market for its prorduct at all times. This should satisfy compliance testing for Rule 6c-11, such as a summary of the adequacy and effectiveness of the basket procedures.
6.Per TAP’s Policy Regarding Exchange Listing Standards, Soundwatch policy there must be a firewall between those managing the index and those managing the ETF if the adviser or adviser affiliate is the index provider. (RH clarifying)

Annual Acknowledgment of the Policies and Procedures of Soundwatch Capital, LLC
I hereby acknowledge receipt of a copy of the Firm’s Policies and Procedures, including any amendments thereto as well as the Firm’s Code of Ethics, which I have read and understand. I certify that, to the best of my knowledge, I have complied with these policies and procedures to the extent they have applied to me during the past year. I understand and acknowledge that any violation of these policies and procedures may subject me to disciplinary action, including termination of employment.

                            _________________________________
                            Signature

__________________________________
                            Printed Name

_________________________________
                            Date

EXHIBITS

COMPLIANCE CALENDAR

A.Annual Compliance Meeting Agenda
B.Social Networking/Email Acknowledgment
C.Business Continuity Plan
D.Privacy Notice/Policy, Vendor Due Diligence Checklist, Confidentiality     Agreements
E.Cybersecurity Policy
F.Supplement Best Execution/Trading Procedures
G.Personal Securities Transactions, Reportable Securities and Code of Ethics Acknowledgment
H.Web Site Disclosures/Blog Disclosures
I.Trade Error Report
J.Outside Business Activity Notification Form
K.Annual Review of Compliance Policies and Procedures
L.Unique Compliance Risks
M.BCP – Business Continuity Plan (separate document)
N.Cybersecurity Policy (separate document)
O.US Bancorp TAP Policies (separate document)

SOUNDWATCH CAPITAL, LLC

Annual Compliance Meeting
_______ ___, 20__
_:__PM

AGENDA

1.    Introduction
2.    Policies and Procedures
3.    Business Continuity Plan
4.    Client Privacy/Confidentiality/Information Security
5.    Email Communications
6.    Social Media (LinkedIn, Facebook, etc.)
7.    Political Contributions
8.    Anti-Money Laundering issues
9.    Outside Business Activities
10.    Personal Securities Transactions
11.    Custody Issues
12.    Investment and Operational Risks
13.    Whistleblower
14.    Wire Fraud/Email Requests to Wire Funds
15.    General Discussion/Questions

Sign In:

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________

_______________________________
ANNUAL SOCIAL NETWORKING/EMAIL ACKNOWLEDGMENT
I, hereby acknowledge that it is the policy of Soundwatch Capital, LLC (“Soundwatch”) that all business-related electronic communications to/from clients and prospects must be sent/received on Soundwatch’s email address, and not via any other electronic media or forum, including, but not limited to, my personal email address, text messaging, or any social media site (i.e., Facebook,

LinkedIn, etc.). I understand that my violation of this policy will subject me to discipline by Soundwatch, including potential termination.
Name:                              Date:

SOUNDWATCH CAPITAL, LLC
PRIVACY NOTICE

Soundwatch Capital, LLC (referred to as “Soundwatch”) maintains physical, electronic, and procedural safeguards that comply with federal standards to protect its clients’ nonpublic personal information (“information”). Through this policy and its underlying procedures, Soundwatch attempts to secure the confidentiality of customer records and information and protect against anticipated threats or hazards to the security or integrity of customer records and information.
It is the policy of Soundwatch to restrict access to all current and former clients’ information (i.e., information and records pertaining to personal background, investment objectives, financial situation, tax information/returns, investment holdings, account numbers, account balances, etc.) to those employees and affiliated/nonaffiliated entities who need to know that information in order to provide products or services in furtherance of the client's engagement of Soundwatch. In that regard, Soundwatch may disclose the client’s information: (1) to individuals and/or entities not affiliated with Soundwatch, including, but not limited to the client’s other professional advisors and/or certain service providers that may be recommended or engaged by Soundwatch in furtherance of the client's engagement of Soundwatch (i.e., attorney, accountant, insurance agent, broker-dealer, investment adviser, account custodian, record keeper, proxy management service provider, etc.); (2) required to do so by judicial or regulatory process; or (3) otherwise permitted to do so in accordance with the parameters of applicable federal and/or state privacy regulations. The disclosure of information contained in any document completed by the client for processing and/or transmittal by Soundwatch to facilitate the commencement/continuation/termination of a business relationship between the client and/or between Soundwatch and a nonaffiliated third party service provider (i.e., broker-dealer, investment adviser, account custodian, record keeper, insurance company, etc.), including, but not limited to, information contained in any document completed and/or executed by the client in furtherance of the client's engagement of Soundwatch (i.e., advisory agreement, client information form, etc.), shall be deemed as having been automatically authorized by the client with respect to the corresponding nonaffiliated third party service provider.
Soundwatch permits only authorized employees and affiliates who have signed a copy of Soundwatch’s Privacy Policy to have access to client information. Employees violating Soundwatch’s Privacy Policy will be subject to Soundwatch’s disciplinary process. Additionally, whenever Soundwatch hires other organizations to provide services to Soundwatch’s clients, Soundwatch will require them to sign confidentiality agreements and/or the Privacy Policy.
Should you have any questions regarding the above, please contact Robert Hammer, Chief Compliance Officer.

(NOTE: The title of the document: PRIVACY NOTICE should be in bold print and all CAPITAL letters as indicated above.)

SOUNDWATCH CAPITAL, LLC
PRIVACY POLICY

Pursuant to applicable federal and/or state privacy regulations Soundwatch Capital, LLC (referred to as “Soundwatch”) is a financial institution that has determined to keep confidential nonpublic personal information about each Soundwatch client.

Nonpublic personal information is defined to mean personally identifiable financial information that is provided by a consumer to a financial institution, results from any transaction with the consumer or any service performed for the consumer, or is otherwise obtained by the financial institution.
    Personally identifiable financial information means any information: (1) a consumer provides to a financial institution to obtain a financial product or service; (2) about a consumer resulting from any transaction involving a financial product or service between a financial institution and a consumer; or (3) a financial institution otherwise obtains about a consumer in connection with providing a financial product or service to that consumer.
    Attached hereto and made a part hereof is a copy of Soundwatch’s Privacy Notice that is to be distributed by Soundwatch: (1) initially: (a) to each existing Soundwatch client; and (b) to each new client prior to or at the time of establishing a “customer relationship” with Soundwatch; and (2) annually thereafter for as long as the client maintains its relationship with Soundwatch.
The purpose of Soundwatch’s Privacy Notice, Privacy Policy as well as its underlying procedures is to protect the confidentiality and security of its clients’ nonpublic personal information. The categories of nonpublic personal information that Soundwatch collects from a client depend upon the scope of the client engagement. It may include information about the client’s personal finances, information about the client’s health to the extent that it is needed for the planning process, information about transactions between the client and third parties, and information from consumer reporting agencies. Soundwatch has instituted certain technical, administrative and physical safeguards through which Soundwatch seeks to protect this nonpublic personal information about current and former clients from unauthorized use and access. First, technical procedures are used in order to limit the accessibility and exposure of client information contained in electronic form. Second, administrative procedures are used in order to control the number and type of employees, affiliated and nonaffiliated persons, to whom customer information is accessible. Third, physical safeguards have been established to prevent access to client information contained in hard-copy form. As illustrated above, Soundwatch realizes the importance of information confidentiality and security, and emphasizes practices which are aimed at achieving those goals.
By executing this document in the space provided below, you acknowledge, understand, and accept: (1) your obligation to comply with Soundwatch’s Privacy Policy as set forth on the attached Privacy Notice; (2) that your knowing or reckless violation of this Privacy Policy will result in discipline by Soundwatch, including the potential termination of your employment; and (3) that if you have any question(s) regarding any aspect of the Privacy Policy, including exceptions thereto, you shall immediately address such question(s) with Robert Hammer, Chief Compliance Officer, prior to taking any action that could result in the violation of the Privacy Policy. A complete copy of the applicable federal and/or state privacy regulations is available for your review upon request.

Dated: __________________ ______________________________

* to be executed by Soundwatch employees, representatives, affiliates and subcontractors.

VENDOR DUE DILIGENCE CHECKLIST

1.    Document due diligence conducted prior to engaging the vendor. If the vendor will have access to Firm offices or information, ascertain what the vendor does to vet its employees/representatives on an initial and ongoing basis (i.e. background searches, etc.);
2.    Obtain a Confidentiality Agreement (may be included in the vendor’s contract);
3.     If the vendor stores electronic documents/information for the firm, ascertain the vendor’s information security and back-up procedures, and whether or not it maintains a business continuity plan;
4.    Depending upon the type of vendor, ascertain if it has obtained fidelity insurance/bond relative to its employees; and,

5.    Annually, to the extent determined necessary, document follow-up due diligence conducted subsequent to engagement (including confirmation of items 3 and 4 above).

CONTENT OF LETTER TO VENDORS
The purpose of this letter is to ask that you confirm that (name of vendor), and its employees and agents, continue to maintain all information pertaining to Soundwatch Capital, LLC, and its clients, in a secure, accessible and confidential manner. Please indicate same in the spaces below and return this executed letter for our files. A return envelope is enclosed.
Please call me if you have any questions.
Soundwatch Capital, LLC

By:___________________________

(name of vendor) hereby represents and warrants that it continues to maintain all information pertaining to Soundwatch Capital, LLC, and its clients, in a secure, accessible and confidential manner.

NAME OF VENDOR

By:_________________ Dated:_____________

CONFIDENTIALITY AGREEMENT
In furtherance of the relationship between                  (“Professional”) and Soundwatch Capital, LLC and each of its affiliated entities and persons (together, “Company”), Professional, on behalf of itself and each of its officers, directors, owners, employees, agents, and affiliates (together “Professional”) acknowledges and fully understands the need to keep completely confidential the business practices and operations of Company and each of its affiliated persons and entities (together referred to herein as “Company”). In consideration of Company entering into/continuing the relationship, Professional hereby acknowledges and affirms its confidentiality obligations to Company, and Professional agrees to be bound by the following terms of this Agreement:

1.Professional acknowledges that the purpose of this document is to protect Company’s legitimate interests in its past, current, and prospective client relationships, and the confidential information that Company has developed about its clients, operations, markets, and services;
2.During the term of the relationship, Professional may have access to confidential information, proprietary information and/or trade secret information, and documentation related thereto, belonging to Company regarding its business operations, methods and practices, including, but not limited to, information pertaining to Company’s past, present and prospective clients (all such confidential, proprietary and trade secret information and documentation is referred to herein as the “Confidential Information”). Professional acknowledges that such Confidential Information is owned, and shall continue to be owned, solely by Company. During the term of the relationship, and forever thereafter (regardless of the circumstances surrounding termination), Professional agrees not to use, copy, take, communicate, reveal or otherwise make available such information for any purpose whatsoever, nor will Professional divulge (or cause to be divulged) any such Confidential Information to any person, partnership, corporation or entity other than Company.

3.Professional further acknowledges and understands that its violation of any of the above covenants or restrictions will result in irreparable harm to Company, and that an award of money damages, alone, will not be adequate to remedy such harm. Consequently, in the event that Professional violates or threatens to violate any of the above covenants or restrictions, Company, in addition to any other rights and remedies provided under law or any other agreement between the parties, shall be entitled to both: (a) a preliminary or permanent injunction in order to prevent the continuation of such harm; and (b) money damages, insofar as they can be reasonably determined, including, without limitation, all reasonable costs and attorneys’ fees incurred by Company in enforcing the provisions of this Agreement;
4.Subsequent to termination of the relationship, Professional represents that neither it, nor any person associated with Professional, shall continue to have any access to the Confidential Information, regardless of the format in which it is/was created or maintained (hard copy, electronic, or otherwise), or where it is/was maintained, including, but not limited to, all computer(s) that Professional or any person associated with Professional may possess or have access to at or away from the Professional’s offices;
5.In the event that the Professional or any of its officers, directors, owners, employees, agents, or affiliates violates or threatens to violate any of the above representations, covenants and/or restrictions, or causes Company to suffer any damages, claims or liabilities as result of any such violation or threatened violation, Professional agrees to accept all corresponding financial responsibility resulting therefrom, including reasonable attorneys fees and costs incurred by Company. Each party’s rights and obligations under this paragraph shall survive the termination of this Agreement.
6.In addition to the above obligations and covenants, Professional, by execution of this Agreement in the space provided below, also acknowledges a copy of Company’s Privacy Policy, and shall correspondingly abide by the requirements thereof relative to Company’s Confidential Information; and
7.In the event that any provision of this Agreement shall be found by a court of competent jurisdiction to be invalid or unenforceable as written as a matter of law, such court(s) may exercise its discretion in reforming such provision(s) such that Professional shall be subject to confidentiality and nondisclosure, covenants that are reasonable under the circumstances and enforceable by Company;
8.To the extent not inconsistent with applicable law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, and the venue (i.e. location) for the resolution of any dispute or controversy shall be the City of New York, State of New York.
Professional acknowledges, understands and accepts its obligations under this Agreement. Professional specifically acknowledge that the covenants set forth herein regarding Confidential Information and restricting disclosure thereof, are reasonable, appropriate and necessary for the protection of Soundwatch Capital, LLC legitimate business interests.
(NAME OF PROFESSIONAL)
By:
Date:
Professional

Soundwatch Capital, LLC
Proxy Voting Policy

Soundwatch Capital, LLC (“Soundwatch”) does not vote client proxies for Separately Managed Accounts. Therefore, although Soundwatch may provide investment advisory services relative to client investment assets, Soundwatch SMA clients maintain exclusive responsibility for: (1) directing the manner in which proxies solicited by issuers of securities beneficially owned by the client shall be voted, and (2) making all elections relative to any mergers, acquisitions, tender offers, bankruptcy proceedings or other type events pertaining to the client’s investment assets. Soundwatch and/or the client shall correspondingly instruct each custodian of the assets to forward to the client copies of all proxies and shareholder communications relating to the client’s investment assets.
For the Soundwatch Capital Mutual Fund, the Adviser seeks to vote proxies in a manner that serves the best interests of shareholders and not affected by any material conflict of interest. For all matters the Adviser has identified as routine, the Adviser will vote in accordance with the recommendation of the company’s management, unless, in the Adviser’s opinion, such recommendation is not in the best interests of a Fund. Routine matters are typically proposed by a company’s management and meet the following criteria: they do not measurably change the structure, management, control or operation of the company; (ii) they do not measurably change the terms of, or fees or expenses associated with, an investment in the company; and (iii) they are consistent with customary industry standards and practices, as well as the laws of the state of incorporation applicable to the company. Soundwatch assists in the preparation of Form N-PX, but relies on its fund administrator (US Bank) to file once it has been reviewed and approved.

Any questions regarding Soundwatch’s proxy voting policy shall be directed to Robert Hammer, Chief Compliance Officer of Soundwatch, at (646) 442-9655.

Soundwatch Capital, LLC
Broker-Dealer “Best Execution” and Prime Broker Evaluation

[ENTER REVIEW PERIOD]

The firm’s Chief Compliance Officer, or his/her designee, shall employ this form to evaluate the broker-dealers through which client trades are executed. This form should be utilized to determine which broker-dealer should be engaged to provide execution services relative to client accounts.

BROKER-DEALERS REVIEWED:	NAME OF CUSTODIAN	NAME OF CUSTODIAN	NAME OF CUSTODIAN
“Best Execution” Factors
Research capabilities and ability to provide information and access to issuers for Company
Credit worthiness
Quality of settlement procedures
Ability to maintain confidentiality of trading intentions
Nature of the market selected for the transaction
Experience of the broker / trader
Ability to find sources of liquidity to minimize market impact
Ability and willingness to commit capital when necessary to complete trades
Ability to respond to telephone/fax in difficult markets
Ability to execute unique trading strategies and settle difficult trades
Ability to handle large size transaction
Offer timely reports of order executions
Ability and promptness to correct trade errors
Willingness to accommodate Company’s special needs (e.g., step-outs, prime brokerage services and custody of client assets)
Provision of access to investment opportunities such as IPOs
Speed of execution
Comparative pricing
Other Comments (use back of page as well)

Please Note: Depending upon the nature of the firm’s trading activities, certain of the above factors may not be applicable (“N/A”).

INITIAL ACKNOWLEDGMENT
I, _____________________________________ (print name), have received, read, understand, and will comply with the policies and procedures of Soundwatch Capital, LLC relative to: (1) prohibitions against insider trading, and (2) personal securities transactions. I further understand that should I ever have any questions regarding these policies and procedures, I will immediately address them with Robert Hammer, Chief Compliance Officer.
Dated: _____________________    ____________________________
Signature

ANNUAL ACKNOWLEDGMENT
I, _____________________________________ (print name), hereby reconfirm my acknowledgment of, and obligation for, ongoing compliance with Soundwatch Capital, LLC’s policies and procedures relative to prohibitions against insider trading and personal securities transactions. I understand that my failure to comply with these policies shall be cause for my immediate dismissal from Soundwatch Capital, LLC.
Dated: _____________________    ____________________________
Signature

Soundwatch Capital, LLC’s
Holdings of Reportable Securities

Title of Security	Type of Security	As applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount

By executing below,
I hereby verify that the above is true and correct, and represents all of my reportable security holdings for the calendar year ended December 31, 20__.

__________________________            Dated: __________

WEB SITE

I.    NEW “IMPORTANT DISCLOSURE INFORMATION SECTION”

Please create a new Important Disclosure Information page. Reference the reader to this new Important Disclosure Information page on the home page and/or on the bottom of the last page of each section of the web site, as follows:

“Please review Important Disclosure Information set forth in the last section of this web site.”

IMPORTANT DISCLOSURE INFORMATION

Soundwatch Capital, LLC (“Soundwatch”) is an SEC registered investment adviser located in New York, New York. Soundwatch and its representatives are in compliance with the current filing requirements imposed upon SEC registered investment advisers by those states in which Soundwatch maintains clients. Soundwatch may only transact business in those states in which it is registered, or qualifies for an exemption or exclusion from registration requirements. Soundwatch’s web site is limited to the dissemination of general information pertaining to its advisory services, together with access to additional investment-related information, publications, and links. Accordingly, the publication of Soundwatch’s web site on the Internet should not be construed by any consumer and/or prospective client as Soundwatch’s solicitation to effect, or attempt to effect transactions in securities, or the rendering of personalized investment advice for compensation, over the Internet. Any subsequent, direct communication by Soundwatch with a prospective client shall be conducted by a representative that is either registered or qualifies for an exemption or exclusion from registration in the state where the prospective client resides. For information pertaining to the registration status of Soundwatch, please contact the SEC or the state securities regulators for those states in which Soundwatch maintains a notice filing. A copy of Soundwatch’s current written disclosure statement discussing Soundwatch’s business operations, services, and fees is available from Soundwatch upon written request. Soundwatch does not make any representations or warranties as to the accuracy, timeliness, suitability, completeness, or relevance of any information prepared by any unaffiliated third party, whether linked to Soundwatch web site or incorporated herein, and takes no responsibility therefor. All such information is provided solely for convenience purposes only and all users thereof should be guided accordingly.

Please remember that different types of investments involve varying degrees of risk, and there can be no assurance that the future performance of any specific investment or investment strategy (including those undertaken or recommended by Soundwatch), will be profitable or equal any historical performance level(s).

Certain portions of Soundwatch’s web site (i.e. newsletters, articles, commentaries, etc.) may contain a discussion of, and/or provide access to, Soundwatch (and those of other investment and non-investment professionals) positions and/or recommendations as of a specific prior date. Due to various factors, including changing market conditions, such discussion may no longer be reflective of current position(s) and/or recommendation(s). Moreover, no client or prospective client should assume that any such discussion serves as the receipt of, or a substitute for, personalized advice from Soundwatch, or from any other investment professional. Soundwatch is neither an attorney nor an accountant, and no portion of the web site content should be interpreted as legal, accounting or tax advice.

Rankings and/or recognition by unaffiliated rating services and/or publications should not be construed by a client or prospective client as a guarantee that he/she will experience a certain level of results if Soundwatch is engaged, or continues to be engaged, to provide investment advisory services, nor should it be construed as a current or past endorsement of Soundwatch by any of its clients. Rankings published by magazines, and others, generally base their selections exclusively on information prepared and/or submitted by the recognized adviser.

To the extent that any client or prospective client utilizes any economic calculator or similar interactive device contained within or linked to Soundwatch’s web site, the client and/or prospective client acknowledges and understands that the information resulting from the use of any such calculator/device, is not, and should not be construed, in any manner whatsoever, as the receipt of, or a substitute for, personalized individual advice from Soundwatch, or from any other investment professional.

Each client and prospective client agrees, as a condition precedent to his/her/its access to Soundwatch’s web site, to release and hold harmless Soundwatch, its officers, directors, owners, employees and agents from any and all adverse consequences resulting from any of his/her/its actions and/or omissions which are independent of his/her/its receipt of personalized individual advice from Soundwatch.

II.WEB SITE ACKNOWLEDGEMENT

Soundwatch Capital, LLC
WEB SITE ACCESS ACKNOWLEDGMENT

As a client of Soundwatch Capital, LLC (“Soundwatch”), by selecting the “I Agree” button, I elect to participate in the password-protected access portion of Soundwatch Internet web site. I understand that my participation will allow me to review certain investment-related information published by Soundwatch and unaffiliated third parties. This password-protected access is made available to clients of Soundwatch free of charge. This authorization shall continue until canceled in writing.

I understand that the password-protected section is a secure web site intended only to allow a client access to information relative to his/her/its specific account. I also understand that I will be assigned an individual password. I agree not to share my password with any other person. I hereby release and hold Soundwatch harmless from any adverse consequences relative to any failure by me to keep the identity of my password secure.

Date:_______________ _________________________
, Client

Client’s E-mail Address: ___________________________________

TRADE ERROR REPORT
________________________________________________________________________

To:
Chief Compliance Officer                    Date of Error:_____________
Trade Error File                            Date of Report:____________

Re:    Account(s) Name:___________________Account Number:_______________________
1.    Effect of Error:
Gain/loss ______________________________________________________

2.     Description of Error:  (describe the nature of the error including internal/external parties involved) (include any attachments if necessary)
__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

3.    Cause of Error: (describe the cause of the error and the attributable party responsible)
__________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

4.    Action Taken:
A.    To rectify specific error:
____________________________________________________________________________________________________________________________________________________________

B.    To prevent recurrence of error:
____________________________________________________________________________________________________________________________________________________________
5.    Date corrective action to be completed by:________________________________________
Signatures:
Preparer:             _Chief Compliance Officer Approval:_____________________

SOUNDWATCH CAPITAL, LLC
Outside Business Activity Notification Form

Name of Employee: ______________________________________________________
                        (Type or Print)

It is important that you notify Soundwatch Capital, LLC (referred to as “Soundwatch”) if you are, or plan to be, involved in any outside business activity or employment. This notification must be made prior to engaging in the activity. Soundwatch considers this signed document form as receipt during the period you are an employee of the firm.

Please complete, sign and date this notification form and return it to the Chief Compliance Officer if you are an existing or future employee of Soundwatch. A copy of this form should be retained for your records and changes should be promptly reported to the Chief Compliance Officer.

1.Are you currently involved in any business (including serving on the Board of a charitable organization) other than Soundwatch?
☐ NO         ☐ YES

2.Name of business: __________________________________________________
Address: _________________________________________________________
Phone Number: ____________________________________________________

3.Nature of business (i.e., registered investment advisor, insurance agency, real estate, etc.).________________________________________________________

4.Are you using a Doing Business As Name (d/b/a) in conjunction with this outside activity?     ☐ NO         ☐ YES
If so, what is the d/b/a? ______________________________________________

5.Explain the organizational status of this business (i.e., a corporation, partnership, sole proprietorship, LLC, etc.). ________________________________________
__________________________________________________________________
List state and date of incorporation/creation: ______________________________

6.Date of involvement: ________________________________________________

7.List your title/position: _______________________________________________

8.Duties of your position: ______________________________________________
__________________________________________________________________

9.Percentage of your time spent in activities involving the business: ____________

10.Names of other employees and positions held in this business: _______________
___________________________________________________________________
___________________________________________________________________
___________________________________________________________________

11.Is this business disclosed on your most current Form U4?
☐ NO         ☐ YES

12.Do you have a financial interest in the business?
☐ NO         ☐ YES
If so, what is the total dollar amount of such interest? ______________________

13.How are you compensated by this business? ______________________________

14.Estimated annual income from this business? _____________________________

15.Do any of the above business(es) involve any Firm client?
☐ NO         ☐ YES

16.Are you involved in any business venture or financial-related activity with a Firm client?
☐ NO         ☐ YES

17.Do you serve as a Trustee or executor for any Soundwatch client? If yes, please explain.
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
18.Have you contributed to any state or local political candidate during the past twelve (12) months? If yes, please list the name(s) of candidate(s), the corresponding elected office, and the amount of each such contribution. ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

I authorize Soundwatch to investigate my outside business activities and contact any entities or individuals affiliated with such outside business activities. Furthermore, I authorize these entities or individuals to release to Soundwatch any information that it requests about my employment, affiliation and/or activities with this organization.

The foregoing is true and correct.

___________________________    _____________________________    _______
Printed Employee Name    Employee Signature    Date

Received and Reviewed:

Notes/comments/verifications: ______________________________________________
_______________________________________________________________________
_______________________________________________________________________
_______________________________________________________________________

__________________________________________________ _______________________
[Supervisor Name/Title]    Date

SOUNDWATCH CAPITAL, LLC
Annual Review of Compliance Policies and Procedures

Rule 206(4)-7 requires SEC-registered investment advisers to undertake an annual review of its policies and procedures.  The purpose of the review is to review the adequacy of Firm’s current policies and procedures, and determine the extent to which such polices and/or procedures may require enhancement and/or amendment.  The review has been conducted by the Chief Compliance Officer, who has considered the following items in addition to other relevant issues:

•Compliance matters that arose during the previous year;
•Changes in the advisory firm’s business;
•Changes in the activities of any of the firm’s advisory affiliates; and
•Changes in the regulations applicable to the advisory firm, including changes to the Investment Advisers Act of 1940, and Rules promulgated thereunder.

The Chief Compliance Officer has reviewed the firm’s policies and procedures in the following areas, and confirms this review as well as any changes to firm policies and procedures to the extent necessary:

1.Advertising/Marketing.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

2.Advisory Agreements and Fees.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

3.Written Disclosure Statement
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

4.Annual Acknowledgement Process.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

5.Anti-Money Laundering.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

6.Approval of Outside Employment/Activities.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
_______________________________________________________________________

7.Brochure Delivery.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

8.Business Continuity Plan.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

9.Code of Ethics.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
_______________________________________________________________________

10.Custody.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

11.ERISA matters (e.g., bonding requirements, etc.).
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

12.Execution (including best execution, order entry, reconciliation, soft dollars, etc.).
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________

________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

13.Fiduciary Responsibilities.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

14.Insider Trading/Personal Securities Transactions.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

15.Privacy Notice/ Policy.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

16.Proxy Voting.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

17.Recordkeeping.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

18.Regulatory Filing Process.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

19.Solicitors.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

20.Suitability.

•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

21.Supervision.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

22.Trading Errors.
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

23.Branch Offices (if applicable)
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

24.Independent Managers/Due Diligence
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

25.Affiliated Mutual/Private Funds
•Date of Review: _______________________________________________________
•Proposed Changes: _____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
Miscellaneous Issues/Observations:_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

_________________________________ ______________
[Name of Reviewer]                         [Date]

Soundwatch Capital LLC – Unique Compliance Risks

The following are considered compliance risks that are distinct to the Soundwatch Capital LLC business model and some methods to mitigate these risks now or in the future.

Related Advisor
Risk: Soundwatch Capital LLC shares common control persons with Apexium Financial LP

Mitigation:

1.Soundwatch business operates fully independently and uses separate physical location and systems
2.Other than common control persons, there is no sharing of staff and resources

Co-mingled Fund
Risks:
Soundwatch Capital shares common control person with SWC USA LLC, which manages a co-mingled fund. SWC and Soundwatch Capital have different fee structures.
Mitigation:
1.Fair rotation of trades between Soundwatch and SWC trades if ever there were common instruments
2.Soundwatch business operates fully independently and uses separate physical location and systems
3.Other than common control persons, there is no sharing of staff and resources
,
Common Soundwatch CCO and CIO

Risks:Robert Hammer is both the CCO and the CIO

Mitigation:
1.Cory Chmelka monitors the work of Robert Hammer
2.As the firm grows, we plan to hire a full time CCO or assign another person in the firm to perform CCO activities